Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on January 14, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ELDORADO RESORTS, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	7011 (Primary Standard Industrial Classification Code Number)	46-3657681 (I.R.S. Employer Identification Number)

100 West Liberty Street, Suite 1150, Reno, Nevada 89501
(775) 328-0100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gary L. Carano
Chief Executive Officer
Eldorado Resorts, Inc.
100 West Liberty Street, Suite 1150, Reno, Nevada 89501
(775) 328-0100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:
Deborah Conrad
Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street, 30th Floor
Los Angeles, Ca 90017
(213) 892-4671

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 14e-4(i) (Cross-Border Tender Offer)    ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

7% Senior Notes due 2023	$375,000,000	100%	$375,000,000	$37,762.50

Guarantees of the 7% Senior Notes due 2023	$375,000,000	100%	$375,000,000	(2)

(1)
Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2)
No additional registration fee is due for guarantees pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER*	STATE OF ORGANIZATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBERS	I.R.S. EMPLOYER IDENTIFICATION NUMBER
Eldorado Holdco LLC	Nevada	7011	26-22653358
Eldorado Resorts LLC	Nevada	7011	88-0115550
Eldorado Shreveport #1, LLC	Nevada	7011	20-1644698
Eldorado Shreveport #2, LLC	Nevada	7011	20-1644729
Eldorado Casino Shreveport Joint Venture	Louisiana	7011	72-1225563
MTR Gaming Group, Inc.	Delaware	7011	84-1103135
Mountaineer Park, Inc.	West Virginia	7011	55-09672058
Presque Isle Downs, Inc.	Pennsylvania	7011	25-1887748
Scioto Downs, Inc.	Ohio	7011	31-4440550
CCR Newco, LLC	Nevada	7011	81-0750950
Eldorado Limited Liability Company	Nevada	7011	88-0336183

*
Each additional registrant is a wholly-owned direct or indirect subsidiary of Eldorado Resorts, Inc. The notes are fully and unconditionally guaranteed by the additional registrants on a joint and several basis, subject to customary release provisions. See "Description of the Exchange Notes—Note Guarantees" for a summary of the circumstances under which a note guarantee may be released. The address, including zip code, and telephone number, including area code, of each registrant's principal executive offices is c/o Eldorado Resorts, Inc., 100 West Liberty Street, Suite 1150, Reno, Nevada, telephone (775) 328-0100. The name, address, and telephone number of the agent for service for each additional registrant is Gary L. Carano, Eldorado Resorts, Inc., 100 West Liberty Street, Suite 1150, Reno, Nevada, telephone (775) 328-0100.

The information in this prospectus is not complete and may be changed. We may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities described herein and it is not soliciting any offers to buy such securities in any state where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2016

PROSPECTUS

Eldorado Resorts, Inc.
OFFER TO EXCHANGE ANY AND ALL OUTSTANDING
7% SENIOR NOTES DUE 2023 (THE "EXISTING NOTES")
($375,000,000 IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)
FOR
7% SENIOR NOTES DUE 2023 (THE "EXCHANGE NOTES") AND
GUARANTEES OF THE EXCHANGE NOTES BY THE GUARANTORS NAMED HEREIN

         Eldorado Resorts, Inc., a Nevada corporation (together with its consolidated subsidiaries, "ERI", "Company", "us", "we", or "our"), hereby offers to exchange all of its currently outstanding 7% Senior Notes due 2023 (the "Existing Notes") tendered in accordance with the procedures described in this prospectus, and not withdrawn, for an equal principal amount of its registered 7% Senior Notes due 2023 (the "Exchange Notes" and along with the Existing Notes, the "Notes"). We are offering to exchange the Existing Notes for the Exchange Notes to satisfy our obligations under the registration rights agreement that we entered into when the Existing Notes were sold pursuant to Rule 144A and Regulation S under the Securities Act.

         The exchange offer will expire at midnight, New York City time, on                    , 2016, the 20th day following the date of this prospectus, unless extended in our sole and absolute discretion (the "Expiration Date").

Terms of the Exchange Offer

  •
  We are offering to exchange up to $375,000,000 aggregate principal amount of the Exchange Notes for an equal principal amount of the Existing Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tendered Existing Notes at any time prior to the expiration of the exchange offer.

  •
  The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the Existing Notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights. The Exchange Notes will represent the same debt as the Existing Notes and will be issued under the same indenture under which the Existing Notes were issued, dated as of July 23, 2015, and supplemented as of December 16, 2015, among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Indenture").

  •
  The Exchange Notes are guaranteed on a senior unsecured basis (each, a "guarantee") by each of our existing and future direct and indirect restricted subsidiaries other than immaterial subsidiaries (the "Guarantors") as described in this prospectus.

  •
  The exchange of Existing Notes for Exchange Notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See the discussion under the caption "Certain U.S. Federal Income Tax Considerations."

  •
  There is no existing market for the Exchange Notes to be issued, and we do not intend to apply for listing or quotation on any securities exchange or market.

  •
  The exchange offer is not conditioned upon a minimum aggregate principal amount of Existing Notes being tendered. The exchange offer, however, is subject to certain conditions including that the exchange offer does not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission (the "SEC").

         You should consider the "Risk Factors" beginning on page 19 of this prospectus before you decide whether to participate in the exchange offer.

         None of the SEC, any state securities commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, nor any other gaming authority or other regulatory agency has approved or disapproved of the Exchange Notes or the exchange offer or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The date of this prospectus is                    , 2016

        In making your investment decision, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. This prospectus is current as of the date hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements contain words such as "believe," "estimate," "expect," "intend," "plan," "project," "may," "will," "might," "should," "could," "would," "seek," "pursue" and "anticipate" or the negative or other variation of these or similar words, or may include discussions of strategy or risks and uncertainties. Forward-looking statements in this prospectus include, among other things, statements concerning:

  •
  projections of future results of operations or financial condition;

  •
  expectations regarding our business and results of operations of our existing casino properties and prospects for future development;

  •
  expenses and our ability to operate efficiently;

  •
  expectations regarding trends that will affect our market and the gaming industry generally and the impact of those trends on our business and results of operations;

  •
  our ability to comply with the covenants in the agreements governing our outstanding indebtedness;

  •
  our ability to meet our projected debt service obligations, operating expenses, and maintenance capital expenditures;

  •
  expectations regarding availability of capital resources, including our ability to refinance our outstanding indebtedness;

  •
  our intention to pursue development opportunities and acquisitions and obtain financing for such development and acquisitions; and

  •
  the impact of regulation on our business and our ability to receive and maintain necessary approvals for our existing properties and future projects.

        Any forward-looking statement is based upon a number of estimates and assumptions that, while considered reasonable by us, is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, and are subject to change. Actual results of operations may vary materially from any forward-looking statement made herein. Forward-looking statements should not be regarded as a representation by us or any other person that the forward-looking statements will be achieved. Undue reliance should not be placed on any forward-looking statements. Some of the contingencies and uncertainties to which any forward-looking statement contained herein is subject include, but are not limited to, the following:

  •
  our substantial indebtedness and significant financial commitments could adversely affect our results of operations and our ability to service such obligations;

  •
  restrictions and limitations in agreements governing our debt could significantly affect our ability to operate our business and our liquidity;

  •
  our facilities operate in very competitive environments and we face increasing competition;

  •
  our dependence on our Nevada, Louisiana, West Virginia, Pennsylvania and Ohio casinos for substantially all of our revenues and cash flows;

  •
  our ability to integrate the operations of Circus Reno, the Silver Legacy and the MTR Gaming properties and realize the benefits of the Circus Reno/Silver Legacy Purchase, the Merger and other future acquisitions;

  •
  our operations are particularly sensitive to reductions in discretionary consumer spending and are affected by changes in general economic and market conditions;

  •
  our gaming operations are highly regulated by governmental authorities and the cost of complying or the impact of failing to comply with such regulations;

  •
  increases in gaming taxes and fees in jurisdictions in which we operate;

  •
  risks relating to pending claims or future claims that may be brought against us;

  •
  changes in interest rates and capital and credit markets;

  •
  our ability to comply with certain covenants in our debt documents;

  •
  the effect of disruptions to our information technology and other systems and infrastructure;

  •
  construction factors relating to maintenance and expansion of operations;

  •
  our ability to attract and retain customers;

  •
  weather or road conditions limiting access to our properties;

  •
  the effect of war, terrorist activity, natural disasters and other catastrophic events; and

  •
  the intense competition to attract and retain management and key employees in the gaming industry.

For additional contingencies and uncertainties, see "Risk Factors."

        Given these risks and uncertainties, we can give no assurances that results contemplated by any forward-looking statements will in fact occur and therefore caution investors not to place undue reliance on them. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

MARKET AND INDUSTRY DATA

        Some of the market and industry data contained in this prospectus are based on independent industry publications or other publicly available information. Although we believe that these independent sources are reliable, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained in this prospectus, and our beliefs and estimates based on such data, may not be reliable.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a Registration Statement on Form S-4 under the Securities Act with respect to the Exchange Notes. This prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Exchange Notes, reference is made to the Registration Statement. Any statements made in this prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement submitted to the SEC. The Registration Statement, the exhibits forming a part thereof and the reports and other information filed by us with the SEC in accordance with the Exchange Act may be inspected, without charge, at the Public Reference Section of the SEC located at 100 F. Street, N.E., Washington, D.C., 20549. Copies of all or any portion of the material may be obtained from the Public Reference Section of the SEC upon payment of the prescribed fees. The SEC also maintains a website on the World Wide Web that contains periodic reports, proxy and information statements and other information at http://www.sec.gov.

        We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC's website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.eldoradoresorts.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website or publicly filed is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. This prospectus incorporates by reference the following documents and reports:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

  •
  our Quarterly Report on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015;

  •
  MTR Gaming's Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

  •
  MTR Gaming's Quarter Report on Form 10-Q for the period ended June 30, 2014; and

  •
  our Current Reports on Form 8-K filed on May 14, June 24, July 8, July 16, July 17, July 23, August 10, November 24, 2015 (as amended on January 14, 2016) and January 6, 2016.

        We also specifically incorporate by reference any documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offerings under this prospectus. The information contained in any such document will automatically be considered part of this prospectus from the date the document is filed with the SEC. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus or in the applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. In no event, however, will any of the information that we "furnish" to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus.

        You may request a copy of any documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following address and telephone number:

Eldorado Resorts, Inc.
Attention: Corporate Secretary
100 West Liberty Street, Suite 1150
Reno, Nevada 89501
Tel: (775)328-0100

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

v

SUMMARY

        This summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before tendering your Existing Notes in the exchange offer. Before making your decision, you should read carefully (i) this entire prospectus, including the section titled "Risk Factors," (ii) all other information contained in and incorporated by reference in this prospectus, including the risks and uncertainties described under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2014 and in our subsequent filings with the SEC, (iii) the other documents to which we refer and (iv) our financial statements and notes to those financial statements incorporated by reference herein. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors. See "Forward Looking Statements" for information relating to these forward-looking statements.

 Overview

        Founded in 1973 in Reno, Nevada, Eldorado is dedicated to providing exceptional guest service, a dynamic gaming product, award-winning dining, exciting entertainment and premier accommodations. We are a gaming and hospitality company that owns and operates gaming facilities located in Ohio, Louisiana, Nevada, Pennsylvania and West Virginia. Our primary source of revenue is gaming, but we use our hotels, restaurants, bars, shops and other services to attract customers to our properties. We were founded as a family business by the Carano family and continue to maintain our commitment to customer service, high-quality dining and outstanding amenities. We believe that our extraordinary level of personal service and the variety, quality and attractive pricing of our food and beverage outlets are important factors in attracting customers to our properties and building customer loyalty.

        Eldorado Resorts, Inc. ("ERI" or the "Company"), was formed in September 2013 to be the parent company following the merger of wholly owned subsidiaries of the Company into Eldorado HoldCo LLC ("HoldCo"), a Nevada limited liability company formed in 2009 that is the parent company of Eldorado Resorts LLC ("Resorts"), and MTR Gaming Group, Inc. ("MTR Gaming"), a Delaware corporation incorporated in 1988 (the "Merger").

        We own and operate the following properties:

  •
  Scioto Downs—A modern "racino" offering over 2,100 video lottery terminals located 15 minutes from downtown Columbus, Ohio;

  •
  Eldorado Resort Casino, Shreveport ("Eldorado Shreveport")—A 403-room, all suite art deco style hotel and tri-level riverboat dockside casino situated on the Red River in Shreveport, Louisiana;

  •
  Eldorado Hotel and Casino, Reno ("Eldorado Reno")—A 814-room hotel, casino and entertainment facility located in downtown Reno, Nevada;

  •
  Silver Legacy Resort Casino ("Silver Legacy")—A 1,711-room themed hotel and casino located adjacent to Eldorado Reno and Circus Reno;

  •
  Presque Isle Downs and Casino ("Presque Isle Downs")—A casino and live thoroughbred horse racing facility with slot machines, table games and poker located in Erie, Pennsylvania;

  •
  Mountaineer Casino, Racetrack and Resort ("Mountaineer")—A 354-room resort with a casino and live thoroughbred horse racing located on the Ohio River at the northern tip of West Virginia's northwestern panhandle; and

  •
  Circus Circus Reno ("Circus Reno")—A 1,571-room hotel-casino and entertainment complex connected via a skywalk to Eldorado Reno and Silver Legacy.

 Business Strengths & Strategy

Personal service and high quality amenities

        One of the cornerstones of our business strategy is to provide our customers with an extraordinary level of personal service. Our senior management is actively involved in the daily operations of our properties, frequently interacting with gaming, hotel and restaurant patrons to ensure that they are receiving the highest level of personal attention. Management believes that personal service is an integral part of fostering customer loyalty and generating repeat business. We continually monitor our casino operations to react to changing market conditions and customer demands. We target both premium-play and value-conscious gaming patrons with differentiated offerings at our state-of-the-art casinos, which feature the latest in game technology, innovative bonus options, dynamic signage and customer-convenient features.

Diversified portfolio across markets and customer segments

        We are geographically diversified across the United States, with no single property accounting for more than 26% and 38%, respectively, of our net revenues and property EBITDA for year ended December 31, 2014. Our customer pool draws from a diversified base of both local and out-of-town patrons. For example, approximately 20% of our customer base at Eldorado Reno is local, while 80% visit from out-of-town and utilize our hotel, restaurants and other amenities for a full-service gaming experience. We have also initiated changes to our marketing strategy to reach more potential customers through targeted direct mailings and electronic marketing. Lastly, we do not expect any material new competition in the foreseeable future as no new significant gaming operations have opened within the past year in any of our primary markets with the sole exception of Hollywood Mahoning Casino in Youngstown, Ohio, which opened in September 2014. We believe we have assembled a platform on which we can continue to grow and provide a differentiated customer experience.

Management team with deep gaming industry experience and strong local relationships

        We have an experienced management team that includes, among others, Gary Carano, our Chief Executive Officer and the Chairman of the Board, who has more than thirty years of experience in the gaming and hotel industry. Previously, Mr. Carano served as President and Chief Operating Officer of Eldorado Resorts LLC, where he was the driving force behind the Company's development and operations in Nevada and Louisiana. In addition to Gary Carano, our senior executives have significant experience in the gaming and finance industries. Our extensive management experience and unwavering commitment to our team members, guests and equity holders have been the primary drivers of our strategic goals and success. We take pride in our reinvestment in our properties and the communities we support along with emphasizing our family-style approach in an effort to build loyalty among our team members and guests. We will continue to focus on the future growth and diversification of our company while maintaining our core values and striving for operational excellence.

Operations and facility enhancement initiatives across entire portfolio

        In 2015 we implemented a property enhancement program at all of our properties. In particular, we are executing a $30.5 million capital improvements program, net of $3.5 million of reimbursements from West Virginia and are working to bring Eldorado's legacy of hospitality and service excellence to the MTR properties through new and upgraded food and beverage offerings, the relocation of certain members of the Company's management team and the addition of new amenities to address market-specific challenges and opportunities. One such property enhancement was recently completed at Scioto Downs, where The Brew Brothers, a new $5.9 million microbrewery and restaurant opened in October 2015. Similarly, the $5 million five phase design and facility enhancement program underway at Presque Isle Downs & Casino, consisting of a reconfiguration of the casino floor, the addition of a center bar in the casino and enhancements of existing facilities, is substantially completed. The remodel of over 200 rooms in the Skyline Tower at Eldorado Reno was completed in the second quarter of 2015. At Eldorado Shreveport, we are constructing a new casino bar and relocating the players' club. In addition, we constructed a smoking patio at Mountaineer casino with approximately 200 slot machines and 6 gaming tables and we expect to add 45 additional slot machines to the smoking patio in the fourth quarter of 2015. We expect the newly-constructed smoking patio will help mitigate the country-wide ban on smoking in public places implemented on July 1, 2015.

Execution of cost savings program

        We have identified several areas to improve property level and corporate adjusted EBITDA margins through operating and cost efficiencies and exercising financial discipline throughout the Company without impacting the player experience. In addition to cost savings relating to duplicative executive compensation, legal and accounting and other corporate expenses that we have eliminated or expect to eliminate as a result of the Merger, we currently expect to achieve savings in marketing, food and beverage costs, selling, general and administrative expenses and other operating departments as a result of operating efficiencies and purchasing power of the combined MTR and Eldorado organization. A portion of such expense reduction was reflected in our operating results for the nine months ended September 30, 2015 and we expect the full impact of such expense reduction will be realized by the second quarter of 2016. See "Risk Factors—Risks Related to the Circus Reno/Silver Legacy Purchase and the Merger—We may not realize all of the anticipated benefits of Circus Reno/Silver Legacy Purchase and the Merger and we may encounter difficulties in integrating Circus Reno, Silver Legacy and the MTR Gaming properties with our operations."

Properties

        As of September 30, 2015, after giving effect to the consummation of the Circus Reno/Silver Legacy Purchase (as defined below), we would have owned or operated approximately 486,600 square feet of casino space with approximately 8,000 slot machines, 2,000 VLTs, 300 table games, and 4,900 hotel rooms.

        The following table sets forth certain information regarding our properties as of and for the nine months ended September 30, 2015, after giving effect to the consummation of the Circus Reno/Silver Legacy Purchase.

	Casino space (Sq.ft)	Slot machines / VLTs	Table and poker games	Hotel rooms
Scioto Downs	83,000	2,142	NA	NA
Eldorado Shreveport	28,200	1,375	59	403
Eldorado Reno	76,500	1,191	57	814
Presque Isle	61,400	1,580	41	NA
The Mountaineer Casino	93,300	1,736	50	354
Silver Legacy	89,200	1,302	63	1,711
Circus Reno	55,000	908	33	1,571

Scioto Downs

        Scioto Downs is located in the heart of Central Ohio, directly off Highway 23/South High Street, approximately eight miles from downtown Columbus. Columbus is one of the largest metropolitan areas within the state of Ohio. Columbus is centrally located and is a popular tourist destination for state residents and out of state visitors, attracting 37.6 million visitors in 2014 with 22% staying at least one night and $1.56 billion of tourist spending in 2014. The Columbus market generated $275.9 million, $274.8 million and $115.3 million in slot revenues in 2014, 2013 and 2012, respectively. Year to date as of September 30, 2015, the Columbus market generated gaming revenues of $227.7 million, which represented a 1.6% decrease over the comparable prior year period.

        Scioto Downs ran its first Standardbred horse race in 1959 and has since established a rich and deep connection within the regional racing community. Opening VLT operations with a new 132,000 square foot gaming facility on June 1, 2012, Scioto Downs became the first "Racino" operation in the State of Ohio and is one of only two licensed gaming facilities in the Columbus area. The new gaming facility was designed to integrate with the iconic and recognizable racing structures; blending architectural features and aspects to achieve a seamless and marketable look. On October 22, 2015, the Company entered into a joint venture with Vista Host, Inc. to develop a new 118-room Hampton Inn & Suites hotel to be developed at Scioto Downs. Scioto Downs is located on a 208 acre site strategically designed for future expansion, including table games, additional parking capacity and retail development. Scioto Downs currently offers:

  •
  83,000 square feet of gaming space housing approximately 2,150 VLTs (with the ability to install up to 2,500 VLTs), including a 3,200 square foot outdoor smoking patio;

  •
  Seven full service bars which include The Brew Brothers, a new microbrewery and restaurant which opened in October 2015 and seats approximately 230 offering live entertainment, the approximately 120 seat lounge atmosphere of the Veil Bar which also offers live entertainment three nights a week, the High Limit Bar, a sports bar with eight big screen TVs and state of the art audio, as well as supporting bars within our racing operations facilities;

  •
  Live standard bred harness horse racing conducted from May through mid-September with barns, paddock and related facilities for the horses, drivers and trainers, that can accommodate over 2,600 patrons for live racing as well as a Summer Concert Series, featuring national acts;

  •
  On-site pari-mutuel wagering and thoroughbred, harness and greyhound racing simulcast from other prominent tracks, as well as wagering on Scioto Downs' races at over 800 sites to which the races are simulcast; and

  •
  Surface parking for approximately 3,500 vehicles.

Eldorado Shreveport

        Eldorado Shreveport is a premier resort casino located in Shreveport, Louisiana, the largest gaming market in Louisiana, adjacent to Interstate 20, a major highway that connects the Shreveport market with the attractive feeder markets of East Texas and Dallas/Fort Worth, Texas. Eldorado Shreveport was built next to an existing riverboat gaming and hotel facility formerly operated by Harrah's Entertainment and now operated by Boyd Gaming Corporation. The two casinos form the first and only "cluster" in the Shreveport/Bossier City market, allowing patrons to park once and easily walk between the two facilities. There are currently six casinos and a racino operating in the Shreveport/Bossier City market, which is the largest gaming market in Louisiana. The Shreveport/Bossier City gaming market permits continuous dockside gaming without cruising requirements or simulated cruising schedules, allowing casinos to operate 24 hours a day with uninterrupted access. Based on information published by the state of Louisiana, the six casino operators and racino in the Shreveport/Bossier City market generated approximately $736.1 million, $727.3 million, and $713.3 million in gaming revenues in 2014, 2013 and 2012, respectively. Year to date as of September 30, 2015, the Shreveport market generated gaming revenues of $557.4 million, which represented a 0.5% decrease over the comparable prior year period.

        The principal target markets for Eldorado Shreveport are patrons from the Dallas/Fort Worth Metroplex and East Texas. Shreveport/Bossier City has an estimated 445,000 residents and there are approximately 7.2 million adults who reside within approximately 200 miles of Shreveport/Bossier City according to the most recent census data. Eldorado Shreveport is located approximately 185 miles east of Dallas and can be reached by car in approximately three hours. Flight times are less than one hour from both Dallas and Houston to the Shreveport Regional Airport.

        Eldorado Shreveport opened in 2000 and is a modern, Las Vegas-style resort with a gaming experience that appeals to both local gamers and out-of-town visitors. Our integrated casino and entertainment resort benefits from the following features:

  •
  A location that positions us as the first casino that customers reach when driving to Shreveport from our primary feeder markets and the Shreveport Regional Airport;

  •
  A purpose-built 80,634-square foot barge that houses approximately 28,200 square feet of gaming space, as measured by the actual footprint of the gaming equipment, offering approximately 1,460 slots and 60 table and poker games;

  •
  An approximately 185,000 square foot land-based pavilion featuring a 60-foot high atrium that enables patrons to see the casino floor;

  •
  An 85-foot wide seamless entrance that connects the casino to the land-based pavilion on all three levels resulting in the feel of a land-based casino;

  •
  Numerous restaurants and entertainment amenities, including a deli and ice cream shop, VIP check-in, a premium quality bar and a retail store;

  •
  A luxurious 403-room, all-suite, hotel, with updated rooms featuring modern décor and flat screen TVs;

  •
  Part of the only "cluster" in our market that allows for walkable visits between two gaming facilities with over 900 hotel rooms;

  •
  A 380-seat ballroom with four breakout rooms, a 5,940-square foot spa, a fitness center and salon, a premium players' club and an entertainment show room; and

  •
  Two parking lots and an eight story parking garage providing approximately 1,800 parking spaces that connects directly to the pavilion by an enclosed walkway, including valet parking for approximately 300 vehicles.

Eldorado Reno

        We also own and operate Eldorado Reno, an 814-room premier hotel, casino and entertainment facility centrally located in downtown Reno, Nevada. Reno is the second largest metropolitan area in Nevada, with a population of approximately 450,000 according to the most recently available census data, and is located at the base of the Sierra Nevada Mountains along Interstate 80, approximately 135 miles east of Sacramento, California and 225 miles east of San Francisco, California. Reno is a destination market that attracts year-round visitation by offering gaming, numerous summer and winter recreational activities and popular special events such as national bowling tournaments. Management believes that approximately two-thirds of visitors to the Reno market arrive by some form of ground transportation. Popular special events include the National Championship Air Races, the Reno-Tahoe Open PGA tour event, Street Vibrations, a motorcycle event, and Hot August Nights, a vintage car event.

        According to the Reno-Sparks Convention & Visitors Authority (the "Visitors Authority"), the greater Reno area attracted approximately 4.6 million and 4.7 million visitors during the years 2014 and 2013, respectively, and year to date visitation through September 2015 was 3.6 million, an increase of 1.3% compared to the comparable prior year period. In addition, a number of companies, including Tesla and Switch, have recently established or announced that they plan to establish operations in the Reno area and an additional 51,000 primary and secondary jobs are projected by 2019. In 2014, 34 companies relocated to Reno leading to the creation of approximately 4,200 new jobs and a drop in unemployment from 14.2% in 2011 to 6.4% in 2014. Based on information reported by the Nevada State Gaming Control Board, gaming revenues for the Reno/Sparks gaming markets were $671.6 million, $670.1 million and $644.8 million in 2014, 2013 and 2012, respectively. Year to date as of September 30, 2015, the Reno/Sparks market generated gaming revenues of $524.4 million, which represented a 3.2% increase over the comparable prior year period.

        Eldorado Reno currently offers:

  •
  Approximately 76,500 square feet of gaming space, with approximately 1,200 slot machines and 59 table games;

  •
  814 finely-appointed guest rooms, including 134 suites, which include "Eldorado Player's Spa Suites" with bedside spas and one or two bedroom suites;

  •
  Nationally-recognized cuisine which ranges from buffet to gourmet;

  •
  An approximately 560-seat showroom, a VIP lounge, three retail shops, a versatile 12,010 square foot convention center and an outdoor plaza located diagonal to Eldorado Reno which hosts a variety of special events; and

  •
  Parking facilities for over 1,100 vehicles, including an approximately 640-space self-park garage, 120-space surface parking lot and 350-space valet parking facility.

Silver Legacy Resort Casino

        The Silver Legacy, formerly a joint venture between Resorts and MGM Resorts International, opened in July 1995. Silver Legacy's design is inspired by Nevada's rich mining heritage and the legend of Sam Fairchild, a fictitious silver baron who "struck it rich" on the site of the casino. Silver Legacy's hotel, the tallest building in northern Nevada, is a "Y"-shaped structure with three wings, consisting of 37-, 34- and 31-floor tiers. Silver Legacy's opulent interior showcases a casino built around Sam Fairchild's 120-foot tall mining rig, which appears to mine for silver. The rig is situated beneath a 180-foot diameter dome, which is a distinctive landmark on the Reno skyline. The interior surface of the dome features dynamic sound and laser light shows, providing visitors with a unique experience when they are in the casino.

        Silver Legacy is situated on two city blocks, encompassing 240,000 square feet in downtown Reno. The hotel currently offers 1,711 guest rooms, including 141 player spa suites, eight penthouse suites and seven hospitality suites. Many of Silver Legacy's guest rooms feature views of Reno's skyline and the Sierra Nevada mountain range. Silver Legacy's 10-story parking facility can accommodate approximately 1,800 vehicles. As of September 30, 2015, Silver Legacy's casino featured approximately 89,200 square feet of gaming space with approximately 1,300 slot machines and 63 table games, including blackjack, craps, roulette, Pai Gow Poker, Let It Ride®, Baccarat and Pai Gow, a keno lounge and a race and sports book. "Club Legacy," Silver Legacy's slot club, offers customers exciting special events and tournaments and convenient ways of earning complimentaries and slot free play.

Circus Reno

        Circus Reno is an iconic, circus-themed hotel-casino and entertainment complex which features, as of September 30, 2015, a 55,000 square foot gaming floor with approximately 900 slot machines, 35 table games, 1,571 hotel rooms (including 67 mini suites, four executive suites and four VIP suites), a sports book, two fine dining restaurants, a buffet and three casual dining restaurants. Circus Reno also has a midway featuring a total of 158 games and a full service wedding chapel with reception services for groups of 25 or more. Eldorado Reno, Silver Legacy and Circus Reno are connected via a skywalk and together comprise the premier gaming destination in Reno.

Presque Isle Downs & Casino

        Presque Isle Downs, located in Erie, Pennsylvania, opened for business in 2007 and commenced table gaming operations in 2010. Erie is located in northwestern Pennsylvania and Erie County has a population of approximately 280,000 according to the most recently available census data. Presque Isle Downs is located directly off of highway 90 and Presque Isle State Park attracts nearly four million visitors annually. The Company is redirecting its marketing focus from the highly competitive Cleveland area to Erie County and the surrounding areas. The 153,400 square foot facility consists of:

  •
  61,400 square feet of gaming space housing approximately 1,720 slot machines, 34 casino table games and a nine table poker room, which we began operating on October 3, 2011;

  •
  Live thoroughbred horse racing conducted from May through September on a one-mile track with a state-of-the-art one-mile mile synthetic racing surface with grandstand, barns, paddock and related facilities, and indoor and outdoor seating for approximately 750 patrons;

  •
  On-site pari-mutuel wagering and thoroughbred and harness racing simulcast from other prominent tracks, as well as wagering on Presque Isle Downs' races at over 1,200 sites to which the races are simulcast; and

  •
  Surface parking for approximately 3,200 vehicles.

Mountaineer Casino, Racetrack & Resort

        Mountaineer is one of only four racetracks in West Virginia currently permitted to operate slot machines and traditional casino table gaming. Mountaineer is located on the Ohio River at the northern tip of West Virginia's northwestern panhandle, approximately thirty miles from the Pittsburgh International Airport and a one-hour drive from downtown Pittsburgh. Mountaineer is a diverse gaming, entertainment and convention complex with:

  •
  93,300 square feet of gaming space housing approximately 1,640 slot machines, 38 casino table games (including blackjack, craps, roulette and other games), and 12 poker tables;

  •
  354 hotel rooms, including the 256-room, 219,000 square foot Grande Hotel at Mountaineer, 27 suites, a full-service spa and salon, a retail plaza and indoor and outdoor swimming pools;

  •
  12,090 square feet of convention space, which can accommodate seated meals for groups of up to 575, as well as smaller meetings in more intimate break-out rooms that can accommodate approximately 75 people and entertainment events for approximately 1,500 guests;

  •
  Live thoroughbred horse racing conducted from March through December on a one-mile dirt surface or a 7/8 mile grass surface with expansive clubhouse, restaurant, bars and concessions, as well as grandstand viewing areas with enclosed seating for approximately 3,570 patrons;

  •
  On-site pari-mutuel wagering and thoroughbred, harness and greyhound racing simulcast from other prominent tracks, as well as wagering on Mountaineer's races at over 1,400 sites to which the races are simulcast;

  •
  Woodview, an eighteen-hole par 71 golf course measuring approximately 6,200 yards located approximately seven miles from Mountaineer;

  •
  A 69,000 square foot theater and events center that seats approximately 5,000 patrons for concerts and other entertainment offerings;

  •
  A 13,650 square foot fitness center which has a full complement of weight training and cardiovascular equipment, as well as a health bar, locker rooms with steam and sauna facilities, and outdoor tennis courts; and

  •
  Surface parking for approximately 5,300 vehicles.

Recent developments

Circus Reno/Silver Legacy Purchase

        On November 24, 2015 (the "Acquisition Date"), we consummated the acquisition of (i) all of the assets and properties of Circus Reno and (ii) the other 50% membership interest in the Silver Legacy Joint Venture owned by Galleon, Inc. (collectively, the "Circus Reno/Silver Legacy Purchase") pursuant to that certain Purchase and Sale Agreement, dated as of July 7, 2015 (the "Purchase Agreement"), entered into by certain of our subsidiaries with Circus Circus Casinos, Inc. and Galleon, Inc., each an affiliate of MGM Resorts International, with respect to the acquisition of. On the Acquisition Date, Eldorado Resorts LLC also exercised its right to acquire the 3.8% interest in ELLC held by certain affiliates of the Company. As a result of these transactions, ELLC became a wholly-owned subsidiary of ERI and Silver Legacy became an indirect wholly-owned indirect subsidiary of ERI.

        The purchase price was $72.5 million plus $7.7 million in working capital adjustments, subject to certain adjustments set forth in the Purchase Agreement, and the assumption of the amounts outstanding under the Silver Legacy Joint Venture credit facility. ERI funded the purchase price for the Circus Reno/Silver Legacy Purchase and repaid the borrowings outstanding under the Silver Legacy Joint Venture credit facility using a portion of the net proceeds from the sale of the Existing Notes, borrowings under the Revolving Credit Facility (defined elsewhere in this prospectus) and cash on hand.

Scioto Downs Hotel

        On October 22, 2015, the Company entered into a joint venture with Vista Host, Inc. to develop a new 118-room Hampton Inn & Suites hotel to be developed at Scioto Downs. Pursuant to the terms of the joint venture agreement, in October 2015, the Company contributed $1 million of cash and 2.4 acres of a leasehold immediately adjacent to the The Brew Brothers microbrewery and restaurant at Scioto Downs. The joint venture will be responsible for the construction of the hotel at an estimated cost of $15 million and Vista Host, Inc. will operate the hotel upon completion.

SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

        On July 23, 2015, we issued and sold $375,000,000 in aggregate principal amount of the Existing Notes in transactions exempt from registration under the Securities Act. In connection with such transactions, we entered into a Registration Rights Agreement, dated July 23, 2015 (the "Registration Rights Agreement") with the initial purchasers of the Existing Notes. In the Registration Rights Agreement, we agreed to register under the Securities Act an offer of our new Exchange Notes in exchange for our Existing Notes. In this prospectus, we refer to the Existing Notes and the Exchange Notes together as the "Notes." You should read the discussion in the section entitled "Summary Description of the Exchange Notes" for information regarding the Notes.

Existing Notes	7% Senior Notes due 2023.
Exchange Notes

7% Senior Notes due 2023 which have been registered under the Securities Act. The form and the terms of the Exchange Notes will be identical in all material respects to those of the Existing Notes, except that the transfer restrictions and registration rights relating to the Existing Notes will not apply to the Exchange Notes.

Exchange Offer

We are offering to issue up to $375 million aggregate principal amount of the Exchange Notes in exchange for a like principal amount of the Existing Notes to satisfy our obligations under the Registration Rights Agreement. The Existing Notes were sold in transactions in reliance upon the exemptions from registration provided by Rule 144A and Regulation S under the Securities Act.

Expiration Date; Tenders

The exchange offer will expire at midnight, New York City time, on                    , 2016, the twentieth business day following the date of this prospectus, unless extended in our sole and absolute discretion. By tendering your Existing Notes, you represent to us that:

•

you are not our "affiliate," as defined in Rule 405 under the Securities Act or if you are our "affiliate" as defined in Rule 405 under the Securities Act and you are engaging in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of the Exchange Notes to be acquired pursuant to the exchange offer, you will not rely on the applicable interpretations of the SEC and will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction;

• any Exchange Notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•

at the time of the commencement of the exchange offer, neither you nor anyone receiving Exchange Notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes in violation of the Securities Act;

•

if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for Existing Notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the Exchange Notes you receive. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution;" and

• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes, as defined in the Securities Act.
Withdrawal; Non-Acceptance

You may withdraw any Existing Notes tendered in the exchange offer at any time prior to midnight, New York City time, on                    , 2016. To be effective, a written notice of withdrawal must be received by the Exchange Agent, at the address set forth under the caption "Exchange Agent." For further information regarding the withdrawal of any tendered Existing Notes, see "Withdrawal Rights."

Conditions to the Exchange Offer

As described more fully in this prospectus, consummation of the exchange offer is subject to the satisfaction or waiver of certain conditions. We reserve the right to terminate or amend the exchange offer at any time before the expiration date if various specified events occur.

Procedure for Tending Existing Notes	For a description of the procedure for tendering Existing Notes, see "Procedures for Tendering Existing Notes" and the letter of transmittal.
Consequences of Failure to Exchange	For a description of the consequences of failing to exchange your Existing Notes pursuant to the exchange offer, see "Risk Factors—Certain Risks Related to the Exchange Offer."
Use of Proceeds

We will not receive any proceeds from the exchange offer. In consideration for issuing the Exchange Notes in exchange for the Existing Notes as described in this prospectus, we will receive, retire and cancel the Existing Notes.

Broker-Dealers

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes which were received by the broker-dealer as a result of market making or other trading activities. See "Plan of Distribution" for more information.

Taxation

The exchange of Existing Notes for Exchange Notes will not be a taxable transaction for U.S. federal income tax purposes. For more information, see "Certain United States Federal Income Tax Considerations."

 SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

        The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See the "Description of the Exchange Notes" section of this prospectus for a more detailed description of the terms and conditions of the Exchange Notes.

Issuer	Eldorado Resorts, Inc.
Exchange Notes Offered	$375,000,000 aggregate principal amount of 7% Senior Notes due 2023.
Maturity	August 1, 2023.
Interest Rate	The Notes will accrue interest at the rate of 7% per annum.
Interest Payment Dates	Each February 1 and August 1, commencing February 1, 2016.
Optional Redemption

We may, at our option, redeem some or all of the Notes at any time on or after August 1, 2018, at the redemption prices listed under "Description of the Exchange Notes—Optional Redemption." Prior to August 1, 2018, we may also redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date, plus a make-whole premium. At any time prior to August 1, 2018, we may also redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings. See "Description of the Exchange Notes—Optional Redemption."

Ranking	The Notes and the guarantees are our and the Guarantors' general senior unsecured obligations and rank:

•

equally in right of payment with all of our existing and future senior indebtedness, but are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral that secures such indebtedness, including our credit facility, which consists of a $425 million term loan (the "Term Loan Facility") and a $150 million revolving credit facility (the "Revolving Credit Facility" and, together with the "Term Loan Facility, the "Credit Facility");

• senior in right of payment to all of our existing and future indebtedness that is subordinated in right of payment to the Notes; and
• structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries that are not guarantors of the Notes.

As of September 30, 2015, we and our restricted subsidiaries had approximately $817 million of total indebtedness outstanding, of which approximately $441.9 million is secured, and $132 million of availability under the Revolving Credit Facility.

Guarantees

The Notes will be guaranteed, jointly and severally, on a senior unsecured basis by each of our current and future restricted subsidiaries other than immaterial subsidiaries. The guarantees may be released under certain circumstances. We do not have any unrestricted subsidiaries.

Change of Control Offer

If we experience a change in control, we must give holders of the Notes the opportunity to sell us their Notes at 101% of their principal amount, plus accrued and unpaid interest (unless the Notes are or have been otherwise redeemed).

Asset Sale Proceeds

If we or our restricted subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, prepay secured debt or make an offer to purchase an amount of the Notes equal to the excess net cash proceeds. The purchase price of the Notes will be 100% of their principal amount plus accrued and unpaid interest.

Certain Covenants	The indenture governing the Notes contains covenants that, among other things, limit the ability of the Issuer and its restricted subsidiaries to:
• pay dividends or distributions (other than customary tax distributions) or make certain other restricted payments or investments;
• incur or guarantee additional indebtedness or issue disqualified stock or create subordinated indebtedness that is not subordinated to the Notes or the guarantees;
• create liens;
• transfer and sell assets;
• merge, consolidate, or sell, transfer or otherwise dispose of all or substantially all of our assets;
• enter into certain transactions with affiliates;
• engage in lines of business other than its core business and related businesses; and
• create restrictions on dividends or other payments by our restricted subsidiaries.

In addition, the indenture governing the Notes contains covenants relating to additional subsidiary guarantees in certain circumstances and the furnishing of customary reports to the noteholders. Unrestricted subsidiaries are not subject to the restrictive covenants in the indenture governing the Notes.

These covenants are subject to a number of important limitations and exceptions. See "Description of the Exchange Notes—Certain Covenants."
Risk Factors	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should carefully consider before deciding to tender your Existing Notes in the exchange offer.

Summary Historical Consolidated Financial Information

        The summary historical consolidated financial data presented below as of and for the nine months ended September 30, 2015 and 2014 have been derived from the Company's unaudited condensed consolidated financial statements, which are incorporated by reference in this prospectus. The summary historical consolidated financial data presented below for the fiscal years ended December 31, 2014, 2013 and 2012 have been derived from the Company's audited consolidated financial statements, which are incorporated by reference in this prospectus.

        The Merger closed on September 19, 2014 (the "Merger Date") and has been accounted for as a reverse acquisition of MTR Gaming by HoldCo under accounting principles generally accepted in the United States. As a result, HoldCo is considered the acquirer of MTR Gaming for accounting purposes. The historical financial information included in the following table for periods prior to the Merger Date are those of Resorts and its subsidiaries. The presentation of information herein for periods prior to the Merger Date and after the Merger Date are not fully comparable because the results of operations for MTR Gaming are not included for periods prior to the Merger Date.

        You should read the financial information presented below in conjunction with our consolidated financial statements and accompanying notes and MTR Gaming's consolidated financial statements as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations," incorporated by reference in this prospectus.

	Year ended December 31,			Nine months ended September 30,
(dollars in thousands)	2012	2013	2014	2014	2015
				(unaudited)
Consolidated statement of operations data:
Operating revenues:
Casino	$200,292	$192,379	$298,848	$156,280	$460,807
Pari-mutuel commissions	—	—	1,986	446	8,042
Food and beverage	59,317	60,556	68,233	45,348	69,717
Hotel	26,203	26,934	28,007	20,747	24,671
Other	10,458	10,384	13,198	7,515	17,464

Total revenues	296,270	290,253	410,272	230,336	580,701
Less promotional allowances	(41,530)	(43,067)	(48,449)	(32,608)	(47,077)

Net operating revenues	254,740	247,186	361,823	197,728	533,624

Operating expenses:
Casino	104,044	101,913	167,792	83,877	268,282
Pari-mutuel commissions	—	—	2,411	520	8,414
Food and beverage	29,095	28,982	37,411	22,889	36,384
Hotel	8,020	7,891	8,536	5,969	6,843
Other	7,279	7,290	9,348	5,747	10,513
Marketing and promotions	18,724	17,740	21,982	14,148	22,321
General and administrative	44,936	43,713	63,355	36,016	81,595
Depreciation and amortization	17,651	17,031	28,643	13,557	42,454

Total operating expenses	229,749	224,560	339,478	182,723	476,806

Loss on sale or disposition of property	(198)	(226)	(84)	(3)	(2)
Acquisition charges(a)	—	(3,173)	(7,411)	(6,916)	(717)
Equity in income (losses) of unconsolidated affiliates(b)	(8,952)	3,355	2,705	3,019	3,136

Operating income	15,841	22,582	17,555	11,105	59,235

Other income (expense):
Interest income	14	16	18	—	—
Loss on early retirement of debt	(22)	—	(90)	—	(1,790)
Gain on extinguishment of debt of unconsolidated affiliate	—	11,980	—	—	—
Gain on termination of supplemental executive retirement plan assets of unconsolidated affiliate	—	—	715	—	—
Loss on property donation	(755)	—	—	—	—
Interest expense	(16,069)	(15,681)	(30,752)	(13,398)	(48,946)

Total other expense	(16,832)	(3,685)	(30,109)	(13,398)	(50,736)

Net (loss) income before income taxes	(991)	18,897	(12,554)	(2,293)	8,499
Provision for income taxes(c)	—	—	(1,768)	(1,195)	(4,469)

Net (loss) income	(991)	18,897	(14,322)	(3,488)	4,030

Less net income attributable to non-controlling interest(d)	—	—	(103)	—	—

Net (loss) income attributable to the Company	$(991)	$18,897	$(14,425)	$(3,488)	$4,030

Net (loss) income per share of common stock, basic	$(0.04)	$0.81	$(0.48)	$(0.14)	$0.09

Net (loss) income per share of common stock, diluted	$(0.04)	$0.81	$(0.48)	$(0.14)	$0.09

Weighted average number of shares outstanding, basic	23,311,492	23,311,492	29,901,405	24,242,791	46,509,369

Weighted average number of shares outstanding, diluted	23,311,492	23,311,492	29,901,405	24,242,791	46,620,959
Other data:
Combined Adjusted EBITDA(e)	$42,642	$39,657	$50,977	$97,200	$100,225
Capital expenditures	9,181	7,413	10,564	4,565	24,414
Operating data(f):
Number of hotel rooms(g)	1,217	1,217	1,571	1,571	1,571
Average hotel occupancy rate(h)	84.1%	85.1%	84.1%	86.2%	85.5%
Number of slot machines, includes VLTs(g)	2,779	2,738	8,665	8,410	8,024
Number of table games, excluding poker tables(g)	97	100	177	176	167

	December 31, 2014	September 30, 2015
		(unaudited)
Consolidated balance sheet data:
Cash and cash equivalents	$87,604	$48,751
Total assets	1,171,559	1,168,945
Total debt	778,862	816,944
Stockholders' equity	151,622	156,807

(a)
During the nine months ended September 30, 2015 and 2014 and the years ended December 31, 2014 and 2013, we incurred $0.4 million, $4.5 million, $7.4 million and $3.2 million, respectively, in acquisition charges in connection with our merger with MTR Gaming and the Circus Reno/Silver Legacy Purchase. The amounts have been expensed in accordance with the applicable accounting guidance for business combinations.

(b)
Except as explained in note (d) below, equity in income (losses) of unconsolidated affiliates represents (1) Resorts' 48.1% joint venture interest in the Silver Legacy Joint Venture and (2) for periods prior to September 1, 2014, Resorts' 21.3% interest in Tamarack Crossing, LLC ("Tamarack"). Since the Company operates in the same line of business as Silver Legacy and Tamarack, each with casino and/or hotel operations, the Company's equity in the income (losses) of such affiliates is included in operating income (loss).

(c)
Prior to September 19, 2014, HoldCo was taxed as a partnership under the Internal Revenue Code pursuant to which income taxes were primarily the responsibility of the partners. On September 18, 2014, as part of the merger with MTR Gaming, ERI became a C Corporation subject to the federal and state corporate-level income taxes at prevailing corporate tax rates. While taxed as a partnership, HoldCo was not subject to federal income tax liability. Because holders of membership interests in HoldCo were required to include their respective shares of HoldCo and Resorts' taxable income (loss) in their individual income tax returns, Resorts made distributions to its member and HoldCo and HoldCo made distributions to its members to cover such liabilities.

(d)
The non-controlling interest represented the minority partners' share of ELLC's 50% joint venture interest in the Silver Legacy Joint Venture. The non-controlling interest in ELLC was owned by certain HoldCo equity holders and was approximately 4%. The non-controlling interest in Silver Legacy was 1.9%. The Company acquired the remaining 50% joint venture interest pursuant to the Circus Reno/Silver Legacy Purchase and exercised its rights to acquire the non-controlling interest of ELLC. See "Recent developments—Circus Reno/Silver Legacy Purchase".

(e)
Adjusted EBITDA (defined below), a non GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. Adjusted EBITDA represents (losses) earnings before interest expense (income), provision (benefit) for income taxes, depreciation and amortization, corporate management fee, (loss) gain on the sale or disposal of property, other regulatory gaming assessment costs, loss on asset impairment, acquisition/strategic transaction costs, gain on retirement of supplemental executive retirement plan assets, change in fair value of supplemental executive retirement plan assets, loss on early retirement of debt, stock based compensation and other income or expenses to the extent that such items existed in the periods presented. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with U.S. GAAP, is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide Adjusted EBITDA information may calculate Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of the Company's debt agreements.

  Set forth below is a quantitative reconciliation of Adjusted EBITDA to net (loss) income, which we believe is the most comparable financial measure calculated in accordance with GAAP, for each of the years ended December 31, 2012, 2013 and 2014, and the nine months ended September 30, 2014 and 2015.

	Year ended December 31,			Nine months ended September 30,
(dollars in thousands)	2012	2013	2014	2014	2015
				(unaudited)
Net revenues:
Eldorado Reno(1)	$106,090	$106,691	$103,695	$79,295	$79,961
Eldorado Shreveport	148,650	140,495	133,960	102,122	103,919

Resorts total net revenues	254,740	247,186	237,655	181,417	183,880
MTR Gaming	486,989	497,791	476,045	368,188	349,744

Total net revenues	$741,729	$744,977	$713,700	$549,605	$533,624

Adjusted EBITDA:
Eldorado Reno(1)	$9,605	$10,006	$8,000	$6,709	$13,205
Eldorado Shreveport(1)	33,037	29,651	24,142	19,984	22,702
Corporate(2)(3)	—	—	(12,022)	(8,204)	(10,557)

Eldorado total Adjusted EBITDA	42,642	39,657	20,120	18,489	25,350
MTR Gaming(2)(4)	96,233	98,658	99,172	78,711	74,875

Combined Adjusted EBITDA(5)	$138,875	$138,315	$119,292	$97,200	$100,225

Eldorado Reno:
Net (loss) income(1)	$(13,681)	$8,971	$(8,655)	$(2,968)	$8,186
Interest expense, net of interest income	5,101	4,865	4,772	3,584	2,686
Provision (benefit) for income taxes	—	—	1,054	(3,119)	(375)
Depreciation and amortization	9,215	8,318	7,951	5,933	5,833
Equity in (income) losses of unconsolidated affiliates	8,952	(3,355)	(2,705)	(3,019)	(3,136)
(Gain) loss on sale or disposal of property	(4)	14	—	—	11
Gain on extinguishment of debt of unconsolidated affiliate	—	(11,980)	—	—	—
Acquisition charges	—	3,173	6,298	6,298	—
Gain on termination of supplemental retirement plan of unconsolidated affiliate	—	—	(715)	—	—
Loss on early retirement of debt, net	22	—	—	—	—

Adjusted Eldorado Reno EBITDA	$9,605	$10,006	$8,000	$6,709	$13,205

Eldorado Shreveport:
Net income(1)	$12,690	$9,926	$5,001	$5,600	$11,035
Interest expense, net of interest income	10,954	10,800	10,654	8,002	6,021
Depreciation and amortization	8,436	8,713	8,403	6,335	5,709
Provision for income taxes	—	—	—	44	—
(Gain) loss on sale or disposal of property	202	212	84	3	(63)
Loss on property donation	755	—	—	—	—

Adjusted Eldorado Shreveport EBITDA	$33,037	$29,651	$24,142	$19,984	$22,702

Corporate(2)(3):
Net loss	$—	$—	$(85,218)	$(67,848)	$(66,170)
Interest expense, net of interest income	—	—	65,068	51,590	40,189
(Benefit) provision for income taxes	—	—	(2,049)	(1,524)	11,406
Depreciation and amortization	—	—	42	28	301
Loss on sale or disposal of property	—	—	2	2	55
Loss on early retirement of debt	—	—	90	—	1,790
Stock-based compensation expense	—	—	1,310	1,310	1,155
Acquisition charges	—	—	8,733	8,238	717

Adjusted Corporate EBITDA	$—	$—	$(12,022)	$(8,204)	$(10,557)

MTR Gaming(4):
Net (loss) income(2)	$(5,724)	$(9,131)	$58,267	$48,909	$50,979
Interest expense, net of interest income	67,825	69,539	72	54	50
Provision (benefit) for income taxes	3,577	3,467	5,998	5,668	(6,562)
Depreciation and amortization	27,511	30,458	34,478	23,721	25,488
Amortization of intangible assets	—	—	—	—	5,123
Other regulatory gaming assessments	391	(78)	175	177	(202)
Project opening costs	2,705	—	—	—	—
(Gain) loss on sale or disposal of property	(52)	38	182	182	(1)
Strategic transaction costs	—	4,365	—	—	—

Adjusted MTR Gaming EBITDA	$96,233	$98,658	$99,172	$78,711	$74,875

(1)
Excludes intercompany management fees earned by Eldorado Reno and expensed by Eldorado Shreveport amounting to $2.3 million for the nine months ended September 30, 2014, $2.3 million for the year ended December 31, 2014 and $3 million for the years ended December 31, 2013 and 2012.

(2)
Includes corporate expenses subsequent to the Merger Date related to ERI totaling $8.3 million, excluding stock-based compensation expense of $1.2 million, and MTR Gaming's corporate expenses totaling $2.3 million for the nine months ended September 30, 2015 and MTR Gaming's corporate expenses totaling $8.2 million, excluding stock-based compensation expense of $1.3 million, for the nine months ended September 30, 2014.

(3)
For the year ended December 31, 2014, Corporate includes a reclassification of $10.4 million from Adjusted MTR Gaming EBITDA to Corporate representing MTR Gaming's corporate expenses, MTR Gaming's corporate expense for the years ended 2013 and 2012 was $9 million and $10.6 million, respectively. Beginning in the first quarter of 2015 the Company changed the Adjusted EBITDA definition to include an add back for stock-based compensation which was $1.3 million, $1 million and $1.1 million for the years ended December 31, 2014, 2013 and 2012, respectively.

(4)
Information for MTR Gaming for periods prior to the Merger Date are based on MTR Gaming's Annual Report on Form 10-K for the year ended December 31, 2014, incorporated herein by reference, and MTR Gaming's Annual Report on Form 10-K for the years ended December 31, 2013 and 2012 as filed with the SEC. Adjusted MTR Gaming EBITDA excludes corporate expense as noted above.

(5)
The combined basis reflects operations of MTR Gaming for periods prior to the Merger Date combined with the operations of Resorts. Such presentation does not conform with U.S. GAAP; however, we have included the combined information because we believe it provides a meaningful comparison for the periods presented.
(f)
Excludes the operating data of Silver Legacy and Tamarack Junction.

(g)
As of the end of each period presented.

(h)
For each period presented.

Ratio of Earnings to Fixed Charges

        The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income before income taxes, fixed charges less capitalized interest and less net income attributable to noncontrolling interest. Fixed charges consist of interest expense and capitalized interest.

	Year ended December 31,			Nine months ended September 30,
(dollars in thousands)	2012	2013	2014	2014	2015
Ratio of earnings to fixed charges	0.9x	2.2x	0.6x	0.8x	1.2x
Excess (deficiency) of fixed charges over earnings	(991)	18,897	(12,451)	(2,293)	8,499

RISK FACTORS

        In this section, we describe risks associated with our business capital structure and the exchange offer. You should carefully consider the risk factors set forth below as well as the other information contained under "Forward Looking Statements" and elsewhere in this prospectus before tendering your Notes in the exchange offer. Any of the following risks, as well as other risks and uncertainties, could materially and adversely affect our business, financial condition or results of operations and thus cause the value of the Notes to decline. The risks and uncertainties described below are not the only risks facing our company. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment in the Notes.

 Risks Related to Our Business

         Our business is sensitive to reductions in discretionary consumer spending as a result of downturns in the economy

        Consumer demand for casino hotel and racetrack properties such as ours is particularly sensitive to downturns in the economy and the associated impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences brought about by factors such as perceived or actual general economic conditions, effects of declines in consumer confidence in the economy, including the recent housing, employment and credit crisis, the impact of high energy and food costs, the increased cost of travel, the potential for continued bank failures, decreased disposable consumer income and wealth, or fears of war and future acts of terrorism could further reduce customer demand for the amenities that we offer, which have had, and may continue to have, a negative impact on our results of operations. Increases in gasoline prices, including increases prompted by global political and economic instabilities, can adversely affect our operations because most of our patrons travel to our properties by car or on airlines that may pass on increases in fuel costs to passengers in the form of higher ticket prices. The recent global, national and regional economic downturn, including the housing crisis, credit crisis, lower consumer confidence, and other related factors which impact discretionary consumer spending and other economic activities that have direct effects on our business, have resulted in a decline in the tourism industry that has adversely impacted their operations. We cannot be sure how long these factors will continue to impact our operations in the future or the extent of the impact.

         We face substantial competition in the hotel and casino industry and expect that such competition will continue

        The gaming industry is characterized by an increasingly high degree of competition among a large number of participants, including land-based casinos, dockside casinos, riverboat casinos, casinos located on Native American reservations and other forms of legalized gaming. There is intense competition among companies in the gaming industry, many of which have significantly greater resources than we do. Certain states have legalized casino gaming and other states may legalize gaming in the future. Legalized casino gaming in these states and on Native American reservations near our markets or changes to gaming laws in states surrounding Nevada, Louisiana, West Virginia, Pennsylvania, or Ohio could increase competition and could adversely affect our operations. We also compete, to a lesser extent, with gaming facilities in other jurisdictions with dockside gaming facilities, state sponsored lotteries, on-and-off track pari-mutuel wagering, card clubs, riverboat casinos and other forms of legalized gambling. In addition, various forms of internet gaming have been approved in Nevada and New Jersey and legislation permitting internet gaming has been proposed by the federal government and other states. The expansion of internet gaming in Nevada and other jurisdictions could result in significant additional competition.

        Gaming competition is intense in most of the markets in which we operate. Recently, there has been additional significant competition in our markets as a result of the expansion of facilities by existing market participants, the entrance of new gaming participants into a market or legislative changes. For example, casino gaming is currently prohibited in several jurisdictions from which the Shreveport/Bossier City market draws customers, primarily Texas. The Texas legislature has from time to time considered proposals to legalize gaming, and there can be no assurance that casino gaming will not be approved in Texas in the future, which would have a material adverse effect on our business. Additionally, since visitors from California comprise a significant portion of our customer base in Reno, we also compete with Native American gaming operations in California. Native American tribes are allowed to operate slot machines, lottery games and banking and percentage games on Native American lands. Although many existing Native American gaming facilities in northern California are modest compared to Eldorado Reno, Silver Legacy and Circus Reno, a number of Native American tribes have established large-scale gaming facilities in California and some Native American tribes have announced that they are in the process of expanding, developing, or are considering establishing, large-scale hotel and gaming facilities in northern California. A 320,000 square foot gaming facility located in Sonoma County, California opened on November 5, 2013. Additionally, a 30,000 square foot casino and 400-room hotel in Bossier City across the Red River from Eldorado Shreveport opened in June 2013, which includes several restaurants and a 1,000-seat entertainment arena. In December 2014, a new luxury, land-based casino with 1,600 slot machines, 72 gaming tables, a poker room, and a 740-room hotel with a ballroom and spa, opened in Lake Charles, Louisiana approximately 200 miles south of Eldorado Shreveport, but closer to the Houston, Texas market. With respect to our MTR Gaming facilities, an additional license has been granted for a casino to be located in Lawrence County, Pennsylvania, approximately 45 miles from Mountaineer and 90 miles from Presque Isle Downs, which would result in further competition for both of those properties. Further, gaming facilities in Ohio that have recently commenced operations, including the Horseshoe Casino Cleveland, Hollywood Casino Columbus, ThistleDown Racino, Austintown, Hollywood Mahoning Casino, Hollywood Casinos, at Dayton Raceway, Northfield Park, present significant competition for Mountaineer, Presque Isle Downs and Scioto Downs.

        Increased competition may require us to make substantial capital expenditures to maintain and enhance the competitive positions of our properties to increase the attractiveness and add to the appeal of our facilities. Because we are highly leveraged, after satisfying our obligations under our outstanding indebtedness, there can be no assurance that we will have sufficient funds to undertake these expenditures or that we will be able to obtain sufficient financing to fund such expenditures. If we are unable to make such expenditures, our competitive position could be materially adversely affected.

         We are subject to extensive federal, state and local regulation and licensing, and gaming authorities have significant control over our operations, which could have an adverse effect on our business

        The ownership and operation of casino gaming, riverboat and horseracing facilities are subject to extensive federal, state, and local regulation, and regulatory authorities at the federal, state, and local levels have broad powers with respect to the licensing of gaming businesses and may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines, and take other actions, each of which poses a significant risk to our business, financial condition, and results of operations. We currently hold all state and local licenses and related approvals necessary to conduct our present gaming operations, but we must periodically apply to renew many of our licenses and registrations. We cannot assure you that we will be able to obtain such renewals. Any failure to maintain or renew our existing licenses, registrations, permits or approvals would have a material adverse effect on us. Furthermore, if additional laws or regulations are adopted or existing laws or regulations are amended, these regulations could impose additional restrictions or costs that could have a significant adverse effect on us. As an example, on August 26, 2014, the Board of Health of Hancock County, West Virginia adopted and approved the Clean Air Regulation Act of 2014 ("Regulation"), which became effective on July 1, 2015. The Regulation bans smoking in public places in Hancock County including at Mountaineer. Although we constructed a smoking patio with slots and table games to help mitigate the impact of the Regulation, we expect that the Regulation will have a negative impact on our business and results of operations at Mountaineer, and such impact may be material. Any future similar regulations could also adversely impact our business and results of operations.

        Any of the Nevada Gaming Commission, the Louisiana Gaming Control Board, the West Virginia Alcohol Beverage Control Administration, the West Virginia Lottery Commission, the West Virginia Racing Commission, the Pennsylvania Gaming Control Board, the Pennsylvania Racing Commission, the Pennsylvania Liquor Control Board, the Ohio Lottery Commission, and the Ohio State Racing Commission (which we refer to collectively as the Gaming Authorities) may, in their discretion, require the holder of any securities issued by us to file applications, be investigated, and be found suitable to own our securities if it has reason to believe that the security ownership would be inconsistent with the declared policies of their respective jurisdictions. Further, the costs of any investigation conducted by any of the Gaming Authorities under these circumstances must be paid by the applicant, and refusal or failure to pay these charges may constitute grounds for a finding that the applicant is unsuitable to own the securities. If any of the Gaming Authorities determines that a person is unsuitable to own our securities, then, under the applicable gaming or horse racing laws and regulations, we can be sanctioned, including the loss of their approvals, if, without the prior approval of the applicable Gaming Authority, we conduct certain business with the unsuitable person.

        Our officers, directors, and key employees will also be subject to a variety of regulatory requirements and various licensing and related approval procedures in the various jurisdictions in which we operate gaming facilities. If any of the applicable Gaming Authorities were to find an officer, director or key employee of ours unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. Furthermore, the Gaming Authorities may require us to terminate the employment of any person who refuses to file appropriate applications. Either result could materially adversely affect our gaming operations.

        Applicable gaming laws and regulations restrict our ability to issue securities, incur debt and undertake other financing activities. Such transactions would generally require approval of applicable Gaming Authorities, and our financing counterparties, including lenders, might be subject to various licensing and related approval procedures in the various jurisdictions in which we operate gaming facilities. If state regulatory authorities were to find any person unsuitable with regard to his, her or its relationship to us or any of our subsidiaries, we would be required to sever our relationships with that person, which could materially adversely affect our business.

        In addition, gaming companies are generally subject to significant revenue based taxes and fees in addition to normal federal, state, and local income taxes, and such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to our operations. From time to time, federal, state, and local legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. In addition, worsening economic conditions could intensify the efforts of state and local governments to raise revenues through increases in gaming taxes and/or property taxes. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Such changes, if adopted, could have a material adverse effect on our business, financial condition and results of operations. The large number of state and local governments with significant current or projected budget deficits makes it more likely that those governments that currently permit gaming will seek to fund such deficits with new or increased gaming taxes and/or property taxes, and worsening economic conditions could intensify those efforts. Any material increase, or the adoption of additional taxes or fees, could have a material adverse effect on our future financial results. For more information, see "Item 1—Business—Governmental gaming regulations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, incorporated herein by reference.

         We rely on our key personnel

        Our future success will depend upon, among other things, our ability to keep our senior executives and highly qualified employees. We compete with other potential employers for employees, and we may not succeed in hiring or retaining the executives and other employees that we need. We might not enter into employment contracts with all of our senior executives, and we might not obtain key man insurance policies for any or all of our executives. A sudden loss of or inability to replace key employees could have a material adverse effect on our business, financial condition and results of operation.

         We may face difficulties in attracting and retaining qualified employees for our casinos and race tracks

        The operation of our business requires qualified executives, managers and skilled employees with gaming and horse racing industry experience and qualifications who are able to obtain the requisite licenses and approval from the applicable Gaming Authorities. While not currently the case, there has from time to time been a shortage of skilled labor in our markets. In addition to limitations that may otherwise exist in the supply of skilled labor, the continued expansion of gaming near our facilities, including the expansion of Native American gaming, may make it more difficult for us to attract qualified individuals. While we believe that we will continue to be able to attract and retain qualified employees, shortages of skilled labor will make it increasingly difficult and expensive to attract and retain the services of a satisfactory number of qualified employees, and we may incur higher costs than expected as a result.

         We depend on agreements with our horsemen and pari-mutuel clerks to operate our business

        The Federal Interstate Horse Racing Act and the state racing laws in West Virginia, Ohio and Pennsylvania require that, in order to simulcast races, we have written agreements with the horse owners and trainers at those racetracks. In addition, in order to operate slot machines in West Virginia, we are required to enter into written agreements regarding the proceeds of the slot machines (a "proceeds agreement") with a representative of a majority of the horse owners and trainers and with a representative of a majority of the pari-mutuel clerks.

        If we fail to maintain operative agreements with the horsemen at any of our racetracks, we will not be permitted to conduct live racing and export and import simulcasting at the applicable racetrack. In addition, if we fail to maintain operative agreements with the horsemen at Mountaineer, Presque Isle Downs and Scioto Downs (including if we do not have in place the legally required proceeds agreement with the Mountaineer pari-mutuel clerks union), we will not be permitted to continue our gaming operations at those facilities. If we fail to renew or modify existing agreements on satisfactory terms, this failure could have a material adverse effect on our business, financial condition and results of operations.

         Work stoppages, organizing drives and other labor problems could negatively impact our future profits

        Some of our employees are currently represented by labor unions. A lengthy strike or other work stoppages at any of our casino properties could have an adverse effect on our business and results of operations. Given the large number of employees, labor unions are making a concerted effort to recruit more employees in the gaming industry. In addition, organized labor may benefit from new legislation or legal interpretations by the current presidential administration. Particularly, in light of current support for changes to federal and state labor laws, we cannot provide any assurance that we will not experience additional and more successful union organization activity in the future.

         Because portions of the land on which our facilities are situated are leased, the termination of such leases could adversely affect our business

        Resorts owns the parcel on which Eldorado Reno is located, except for approximately 30,000 square feet which is leased from C. S. & Y. Associates, a general partnership of which Donald Carano, father of Gary L. Carano, is a general partner (the "CSY Lease"). The CSY Lease expires on June 30, 2027. If Resorts defaults on a payment under the CSY Lease or if certain other specified events were to occur, C. S. & Y. Associates has the right to terminate the lease and take possession of the property located on the premises. If C. S. & Y. Associates were to exercise these rights, this could adversely affect our business.

        A subsidiary of Resorts is party to a ground lease with the City of Shreveport for the land on which Eldorado Shreveport was built (the "Shreveport Lease"). The Shreveport Lease automatically renewed on June 17, 2015, and will be available for automatic renewal again on December 20, 2020. If Resorts defaults on a payment under the Shreveport Lease or if certain other specified events were to occur, the City of Shreveport could terminate the lease. If the City of Shreveport were to exercise this right, this could adversely affect our business.

         Because we own real property, we will be subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities

        We are subject to various federal, state and local environmental, health and safety laws and regulations that govern activities that may have adverse environmental effects, such as discharges to air and water, as well as the use, storage, discharge, emission and disposal of solid, animal and hazardous wastes and exposure to hazardous materials. These laws and regulations are complex and frequently subject to change. In addition, our horseracing facilities are subject to laws and regulations that address the impacts of manure and wastewater generated by Concentrated Animal Feeding Operations ("CAFO") on water quality, including, but not limited to, storm water discharges. CAFO regulations include permit requirements and water quality discharge standards. Enforcement of CAFO regulations has been receiving increased governmental attention. Compliance with these and other environmental laws can, in some circumstances, require significant capital expenditures. We have from time to time been responsible for investigating and remediating, or contributing to remediation costs related to, contamination located at or near certain of our facilities, including contamination related to underground storage tanks and groundwater contamination arising from prior uses of land on which certain of our facilities are located. In addition, we have been, and may in the future be, required to manage, abate, remove or contain manure and wastewater generated by concentrated animal feeding operations due to our racetrack operations, mold, lead, asbestos-containing materials or other hazardous conditions found in or on our properties. Moreover, violations can result in significant fines or penalties and, in some instances, interruption or cessation of operations.

        We are also subject to laws and regulations that create liability and cleanup responsibility for releases of regulated materials into the environment. Certain of these laws and regulations impose strict, and under certain circumstances joint and several, liability on a current or previous owner or operator of property for the costs of remediating regulated materials on or emanating from its property. The costs of investigation, remediation or removal of those substances may be substantial.

         An earthquake, flood, act of terrorism other natural disasters could adversely affect our business

        Although we maintain insurance that is customary and appropriate for our business, each of our insurance policies is subject to certain exclusions. In addition, in some cases our property insurance coverage is combined among certain of our properties or is otherwise in an amount that may be significantly less than the expected replacement cost of rebuilding our facilities in the event of a total loss. Such losses may occur as a result of any number of casualty events, including as a result of earthquakes, floods, hurricanes or other severe weather conditions. In particular, the Reno area has been, and may in the future be, subject to earthquakes and other natural disasters and Eldorado Shreveport is located in a designated flood zone. Inadequate insurance or lack of available insurance for these and other certain types or levels of risk could expose us to significant losses in the event that a catastrophe occurred for which we are underinsured. In addition to the damage caused to our properties by a casualty loss, we may suffer business disruption as a result of the casualty event or be subject to claims by third parties that may be injured or harmed. While we carry general liability insurance and business interruption insurance, there can be no assurance that insurance will be available or adequate to cover all loss and damage to which our business or our assets might be subjected. In addition, certain casualty events, such as labor strikes, nuclear events, loss of income due to terrorism, deterioration or corrosion, insect or animal damage and pollution, may not be covered under our policies. Any losses we incur that are not adequately covered by insurance may decrease our future operating income, require us to fund replacements or repairs for destroyed property and reduce the funds available for payments of our obligations.

        Eldorado Reno, Silver Legacy and Circus Reno currently have combined insurance coverage for earthquake and flood damage and for any resulting business interruption and Eldorado Reno, Silver Legacy, Circus Reno and Eldorado Shreveport have combined insurance coverage for acts of terrorism. Under these policies, Eldorado Reno, Silver Legacy and Circus Reno have combined per occurrence earthquake coverage of $100 million and combined aggregate flood coverage of $250 million. Eldorado Reno, Silver Legacy, Circus Reno and Eldorado Shreveport have combined terrorism coverage of $800 million. In the event that an earthquake, flood or terrorist act causes damage only to Eldorado Reno's property, Eldorado Reno is eligible to receive up to the full amount of insurance coverage for the applicable event of loss, depending on the replacement cost. However, in the event that Eldorado Reno, Silver Legacy and Circus Reno are damaged in an earthquake, Eldorado Reno is only entitled to receive insurance proceeds only after Silver Legacy's and Circus Reno's claims have been satisfied. In addition, in the event that all of Eldorado Reno, Silver Legacy and Circus Reno are damaged in a flood or Eldorado Reno, Eldorado Shreveport, Circus Reno and Silver Legacy are damaged as a result of a terrorist act, our properties are entitled to receive an allocated portion of the insurance proceeds and, to the extent that any insurance proceeds remain available after satisfaction of the insurance claims by the other properties, such remaining proceeds. As a result, there is no assurance that our insurance coverage will be sufficient if there is a major event of loss that impacts us, and, in particular, if there is an earthquake that causes significant damage. In addition, upon the expiration of our current policies which expire in August 2016 (subject to annual renewal), we cannot assure that adequate coverage will be available at economically justifiable rates, if at all.

        Because Eldorado Shreveport is located in a designated flood zone, it is subject to risks in addition to those risks associated with land-based casinos, including loss of service due to flood, hurricane or other severe weather conditions. We currently maintain flood insurance for Eldorado Shreveport and for the potential resulting business interruption. However, there is no assurance that this coverage will be sufficient if there is a major flood. Reduced patronage, the loss of use of the casino, the inability to use a dockside facility or riverboat for any period of time due to flood, hurricane or other severe weather could adversely affect our business, financial condition and results of operations.

         We are subject to risks relating to mechanical failure

        All of our facilities will generally be subject to the risk that operations could be halted for a temporary or extended period of time, as the result of casualty, forces of nature, mechanical failure, or extended or extraordinary maintenance, among other causes. In addition, our gaming operations could be damaged or halted due to extreme weather conditions. These risks are particularly pronounced at Eldorado Shreveport's riverboat and dockside facilities because of their location on and adjacent to water.

         We are or may become involved in legal proceedings that, if adversely adjudicated or settled, could impact our business and financial condition

        From time to time, we are named in lawsuits or other legal proceedings relating to our respective businesses. In particular, the nature of our business subjects us to the risk of lawsuits filed by customers, past and present employees, competitors, business partners and others in the ordinary course of business. As with all legal proceedings, no assurances can be given as to the outcome of these matters. Moreover, legal proceedings can be expensive and time consuming, and we may not be successful in defending or prosecuting these lawsuits, which could result in settlements or damages that could significantly impact our business, financial condition and results of operations.

         Our information technology and other systems are subject to cyber security risk including misappropriation of customer information or other breaches of information security

        Our operations require that we collect customer data, including credit card numbers and other personally identifiable information, for various business purposes, including marketing and promotional purposes. The collection and use of personal data are governed by privacy laws and regulations enacted in the United States and other jurisdictions around the world. Privacy regulations continue to evolve and on occasion may be inconsistent from one jurisdiction to another. Compliance with applicable privacy regulations may increase our operating costs and/or adversely impact our ability to market our products, properties and services to our customers. In addition, non-compliance with applicable privacy regulations by us (or in some circumstances non-compliance by third parties engaged by us) or a breach of security on systems storing our data, including due to cyber-attack, system failure, computer virus or unauthorized or fraudulent use by customers, employees or employees of third party vendors, may result in damage of reputation and/or subject us to fines, payment of damages, lawsuits or restrictions on our use or transfer of data.

         Our operations have historically been subject to seasonal variations and quarterly fluctuations in operating results, and we can expect to experience such variations and fluctuation in the future

        Historically, our operations have typically been subject to seasonal variations.

        Our Reno properties' strongest operating results have generally occurred in the second and third quarters and the weakest results have generally occurred during the period from November through February when weather conditions adversely affected operating results. In the Reno market, excessive snowfall during the winter months can make travel to the Reno area more difficult. This often results in significant declines in traffic on major highways, particularly on routes to and from Northern California, and causes a decline in customer volume. Furthermore, management believes that approximately two-thirds of visitors to the Reno market arrive by some form of ground transportation.

        In addition, winter conditions can frequently adversely affect transportation routes to Mountaineer, Presque Isle Downs and Scioto Downs and cause cancellations of live horse racing. As a result, unfavorable seasonal conditions could have a material adverse effect on our operations.

        In general, it is unlikely that we will be able to obtain business interruption coverage for casualties resulting from severe weather, and there can be no assurance that we will be able to obtain casualty insurance coverage at affordable rates, if at all, for casualties resulting from severe weather.

         Because we will be heavily dependent upon hotel/casino and related operations that are conducted in certain limited regions, we will be subject to greater risks than a company that is geographically or otherwise more diversified

        Our business is heavily dependent upon hotel/casino and related operations that are conducted in three discrete markets. As a result, we are still subject to a greater degree of risk than a gaming company that has greater geographical diversity. The risks to which we have a greater degree of exposure include the following:

  •
  local economic and competitive conditions;

  •
  inaccessibility due to weather conditions, road construction or closure of primary access routes;

  •
  changes in local and state governmental laws and regulations, including gaming laws and regulations;

  •
  natural and other disasters, including earthquakes and flooding;

  •
  a decline in the number of residents in or near, or visitors to, our operations; and

  •
  a decrease in gaming activities at any of our facilities.

        Any of the factors outlined above could adversely affect our ability to generate sufficient cash flow to make payments on our outstanding indebtedness.

         Significant negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business may cause us to incur impairments to indefinite-lived intangible assets or long-lived assets

        We test indefinite-lived intangible assets for impairment annually or if a triggering event occurs. We will also be required to consider whether the fair values of any of our investments accounted for under the equity method have declined below their carrying value whenever adverse events or changes in circumstances indicate that recorded values may not be recoverable. Estimated fair value is determined using a discounted cash flow analysis based on estimated future results of the investee and market indicators of the terminal year capitalization rate. If any such declines are considered to be other than temporary, we will be required to record a write-down to estimated fair value.

         Security concerns, terrorist attacks and other geopolitical events could have a material adverse effect on our future operations

        Security concerns, terrorist attacks and other geopolitical events can have a material adverse effect on leisure and business travel, discretionary spending and other areas of economic behavior that directly impact the gaming and entertainment industries in general and our business in particular. We cannot predict the extent to which any future security alerts, terrorist attacks or other geopolitical events might impact our business, results of operations or financial condition.

         We have identified a material weakness in our internal controls over financial reporting

        We have established and maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports that we file under the Exchange Act is recorded, processed, summarized, evaluated and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

        A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility a material weakness in our annual or interim financial statements will not be prevented or detected on a timely basis. During the quarter ending September 30, 2015, we identified a material weakness in our controls over the accounting for a debt refinancing transaction, as described below. As a result, our Chief Executive Officer and Chief Financial Officer have concluded our disclosure controls and procedures are not effective at a level that provides reasonable assurance as of the last day of the period covered by this report.

        The material weakness in internal control over financial reporting resulted from the lack of effective controls which allowed for the misinterpretation of the procedural and assessment calculation guidance in Accounting Standards Codification 470, Debt—Modifications and Extinguishments. Specifically, subsequent to the issuance of our earnings release and as part of completing our financial statement close process for our quarterly report, we determined we did not properly account for a debt transaction which resulted in the reporting of an incorrect amount of loss on the transaction in our earnings release for the quarter. The accounting for the transaction was corrected in the amounts included in this quarterly report. Additionally, we had a design deficiency in our controls as we did not have a sufficiently robust control in place to ensure satisfactory completion of our financial statement close process prior to the issuance of our earnings release. To remediate the material weakness, management with the oversight of our Audit Committee will formally implement a remediation program. We are actively engaged in identifying the necessary actions to address the material weakness.

        We cannot assure you that we will not identify weaknesses or deficiencies in our internal controls in the future that could result in errors in our financial statements and require us to restate our financial statements or cause us to fail to meet our reporting obligations. Any failure to remediate material weaknesses or maintain or implement required new or improved controls, or difficulties encountered in their implementation, could result in additional material weaknesses or deficiencies, harm our operating results, or cause us to fail to meet our reporting obligations. Any such weaknesses or deficiencies in our internal controls could require management to devote significant time and incur significant expense for remediation and could cause our stockholders to lose confidence in our reported financial information, which could materially and adversely affect us.

        In connection with our future evaluation of our internal controls over financial reporting, we may need to upgrade our systems or create new systems, implement additional financial and management controls, reporting systems and procedures, create or outsource an internal audit function, and hire additional accounting and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal control over financial reporting could have a material adverse effect on our business, prospects, liquidity, financial condition and results of operations.

Risks Related to the Circus Reno/Silver Legacy Purchase and the Merger

        We may not realize all of the anticipated benefits of Circus Reno/Silver Legacy Purchase and the Merger and we may encounter difficulties in integrating Circus Reno, Silver Legacy and the MTR Gaming properties with our operations

        Our ability to realize the anticipated benefits of the proposed acquisition of the Silver Legacy and Circus Reno will depend, to a large extent, on our ability to integrate our existing business with those businesses. Combining independent businesses is a complex, costly and time-consuming process. In addition, while we have made significant progress in integrating the operations of MTR Gaming into our operations, the Merger was only recently consummated and completion of the integration of five different properties within a relatively short period of time may create additional challenges. As a result, we will be required to devote significant management attention and resources to integrating the businesses and operations of Eldorado, MTR Gaming, the Silver Legacy and Circus Reno. The integration process may disrupt the combined business and, if implemented ineffectively, could preclude the realization of the full benefits of our acquisition transactions. In addition, we may pursue additional acquisition opportunities in the future, which would present further integration challenges. Our failure to meet the challenges involved in integrating the businesses that we have acquired or propose to acquire or to realize the anticipated benefits of such transactions could cause an interruption of, or a loss of momentum in, the activities of the Company and could adversely affect the Company's results of operations. In addition, the combined company's results of operations may not meet our expectations, which would then make it difficult to service our outstanding debt obligations.

        The overall integration of the businesses may result in unanticipated problems. As an example, a significant deficiency related to the calculation of deferred tax assets of Circus Reno and material weaknesses in the internal controls relating to the review of journal entries and recording daily gaming and non-gaming revenue audits of Circus Reno were identified in the preparation of the audited financial statements for Circus Reno for the year ended December 31, 2014. Although we intend to take actions to remediate such significant deficiency and material weaknesses following the consummation of the acquisition of Circus Reno, including increasing the depth of the accounting and finance resources available to Circus Reno, we cannot be certain that such remediation will be effective or that we will not identify other internal control issues relating to Circus Reno or other acquired businesses as we integrate such operations into our financial reporting systems. In addition, we may encounter unexpected expenses, liabilities, competitive responses and loss of customer relationships as we integrate the acquired business, all of which could divert management's attention. The difficulties of combining the operations of the companies include, among others:

  •
  the diversion of certain management's attention to integration matters;

  •
  difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from combining our business with that of MTR Gaming, Silver Legacy and Circus Reno;

  •
  difficulties in integrating operations, business practices, internal controls and systems;

  •
  difficulties in assimilating employees;

  •
  difficulties in managing the expanded operations of a larger and more complex company;

  •
  challenges in retaining existing customers and suppliers;

  •
  challenges in obtaining new customers and suppliers;

  •
  potential unknown liabilities and unforeseen increased expenses associated with the acquisitions; and

  •
  challenges in retaining and attracting key personnel.

        Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management's time and energy, which could materially impact the business, financial condition and results of operations of the company. Further, even if the operations of the businesses of the Company, MTR Gaming, Silver Legacy and Circus Reno are integrated successfully, we may not realize the full benefits of the transactions, or the full benefits may not be achieved within the anticipated time frame, or at all.

         Our estimates and judgments related to the acquisition accounting models used to record the purchase price allocation may be inaccurate

        Our management will make significant accounting judgments and estimates for the application of acquisition accounting under GAAP and the underlying valuation models. Our business, operating results and financial condition could be materially and adversely impacted in future periods if our accounting judgments and estimates related to these models prove to be inaccurate.

         We may be required to recognize impairment charges for other intangible assets

        The proposed transaction will add approximately $8.1 million of other intangible assets to our consolidated balance sheet. In accordance with GAAP, our management periodically assesses these assets to determine if they are impaired. Significant negative industry or economic trends, disruptions to our business, inability to effectively integrate acquired businesses, unexpected significant changes or planned changes in use of the assets, divestitures and market capitalization declines may impair goodwill and other intangible assets. Any charges relating to such impairments would adversely affect results of operations in the periods recognized.

Risks Related to the Notes and Our Substantial Indebtedness

         We have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business

        We have, and after giving effect to the offering of the Notes will continue to have, a substantial amount of debt, which requires significant principal and interest payments. As of September 30, 2015, we and our restricted subsidiaries had approximately $817 million of total indebtedness outstanding, of which approximately $441.9 million was secured, and $132 million of availability under our credit facility.

        This indebtedness may have important negative consequences for us, including:

  •
  limiting our ability to satisfy our obligations;

  •
  increasing our vulnerability to general adverse economic and industry conditions;

  •
  limiting our flexibility in planning for, or reacting to, changes in its businesses and the markets in which we operate;

  •
  placing us at a competitive disadvantage compared to competitors that have less debt;

  •
  increasing our vulnerability to, and limiting our ability to react to, changing market conditions, changes in our industry and economic downturns;

  •
  limiting our ability to obtain additional financing to fund working capital requirements, capital expenditures, debt service, general corporate or other obligations;

  •
  subjecting us to a number of restrictive covenants that, among other things, limit our ability to pay dividends and distributions, make acquisitions and dispositions, borrow additional funds, and make capital expenditures and other investments;

  •
  restrictions on making dividend payments and other payments by wholly-owned subsidiaries;

  •
  limiting our ability to use operating cash flow in other areas of our business because we must dedicate a significant portion of these funds to make principal and/or interest payments on our outstanding debt;

  •
  exposing us to interest rate risk due to the variable interest rate on borrowings under our credit facility;

  •
  causing our failure to comply with the financial and restrictive covenants contained in our current or future indebtedness, which could cause a default under such indebtedness and which, if not cured or waived, could have a material adverse effect on us; and

  •
  affecting our ability to renew gaming and other licenses necessary to conduct our business.

         Despite our current indebtedness levels, we and our subsidiaries may still incur significant additional indebtedness. Incurring more indebtedness could increase the risks associated with our substantial indebtedness

        We and our subsidiaries may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. The terms of the indenture and our senior secured credit facilities will restrict, but will not completely prohibit, us from doing so. As of September 30, 2015, we had $132 million of availability under our credit facility. In addition, the indenture governing the Notes will allow us to issue additional Notes under certain circumstances which will also be guaranteed by the Guarantors. The indenture will also allow us to incur certain other additional secured and unsecured debt and does not prevent us from incurring other liabilities that do not constitute indebtedness. See "Description of the Exchange Notes."

         We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We will also be required to obtain the consent of the lenders under the senior secured credit facilities to refinance material portions of our indebtedness, including the Notes. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due. Additionally, the credit agreement governing the Credit Facility and the indenture governing the Notes limits the use of the proceeds from any disposition; as a result, we may not be allowed, under these documents, to use proceeds from such dispositions to satisfy all current debt service obligations.

         We may not be able to repurchase the Notes upon a change of control or pursuant to an asset sale offer

        Upon a change of control, as defined under the indenture governing the Notes, the holders of Notes will have the right to require us to offer to purchase all of the Notes then outstanding at a price equal to 101% of their principal amount plus accrued and unpaid interest to the repurchase date. In order to obtain sufficient funds to pay the purchase price of the outstanding Notes, we expect that we would have to refinance the Notes. We cannot assure you that we would be able to refinance the Notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding Notes or to purchase all validly tendered Notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt. Our other debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture.

        In addition, in certain circumstances specified in the indenture governing the Notes, we are required to commence an asset sale offer, as defined in the indenture, pursuant to which we will be obligated to purchase the applicable Notes at a price equal to 100% of their principal amount plus accrued and unpaid interest. Our other debt may contain restrictions that would limit or prohibit us from completing any such asset sale offer. Our failure to purchase any such Notes when required under the indenture is an event of default under the indenture.

         Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of "substantially all" of our assets

        The definition of change of control in the indenture governing the Notes will include a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale of less than all of our assets to another person may be uncertain.

         If we default under our Credit Facility, we may not be able to service our debt obligations

        In the event of a default under the credit agreement governing our Credit Facility or certain other indebtedness, the lenders could elect to declare all amounts borrowed, together with accrued and unpaid interest and other fees, to be due and payable, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If such acceleration occurs, thereby permitting an acceleration of amounts outstanding under the Notes, we may not be able to repay the amounts due under the Credit Facility or the Notes. This could have serious consequences to the holders of the Notes and to our financial condition and results of operations, and could cause us to become bankrupt or insolvent. If default occurred under the credit facilities of one of our unrestricted subsidiaries, the subsidiary or subsidiaries party to such credit facility might have to take actions that could result in the diminution or elimination of our equity interest in such subsidiary.

         The Notes are not secured by our assets, or the assets of the Guarantors, and the lenders under our Credit Facility will be entitled to remedies available to a secured creditor, which give them priority over you to collect amounts due to them

        The Notes and the related guarantees will not be secured by any of our assets or any of the assets of the Guarantors. In contrast, our obligations under the credit agreement governing the Credit Facility are secured by substantially all of our assets and substantially all of the assets of the Guarantors.

        Because the Notes and the related guarantees will be unsecured obligations, your right of repayment may be compromised if any of the following situations occur:

  •
  we enter (either voluntarily or involuntarily) into a bankruptcy, liquidation, reorganization or any other winding-up proceeding;

  •
  there is a default in payment under the credit agreement governing our Credit Facility or our other secured indebtedness; or

  •
  there is an acceleration of any indebtedness under the credit agreement governing our Credit Facility or our other secured indebtedness.

        If any of these events occurs, the secured lenders could sell those of our and our Guarantors' assets in which they have been granted a security interest, to your exclusion, even if an event of default exists under the indenture governing the Notes at such time. Only when our obligations under the credit agreement governing the Credit Facility are satisfied in full will the proceeds of the collateral securing our obligations under the credit agreement governing the Credit Facility be available, subject to other permitted liens, to satisfy obligations under the Notes and guarantees. As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the Notes and the guarantees.

         The indenture governing the Notes and the credit agreement governing the Credit Facility will impose significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities

        The credit agreement governing the Credit Facility and the indenture governing the Notes will impose significant operating and financial restrictions on us. These restrictions limit our ability, among other things, to:

  •
  incur additional debt;

  •
  create liens or other encumbrances;

  •
  pay dividends or make other restricted payments;

  •
  agree to payment restrictions affecting our restricted subsidiaries;

  •
  prepay subordinated indebtedness;

  •
  make investments, loans or other guarantees;

  •
  sell or otherwise dispose of a portion of our assets; or

  •
  make acquisitions or merge or consolidate with another entity.

        In addition, the credit agreement governing the Credit Facility contains certain financial covenants, including minimum interest coverage ratio and maximum total leverage ratio covenants.

        As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The restrictions caused by such covenants could also place us at a competitive disadvantage to less leveraged competitors.

        A failure to comply with the covenants contained in the credit agreement governing the Credit Facility, indenture governing the Notes or other indebtedness that we may incur in the future could result in an event of default, which, if not cured or waived, could result in the acceleration of the indebtedness and have a material adverse effect on our business, financial condition and results of operations. In the event of any default under the credit agreement governing the Credit Facility, the lenders thereunder:

  •
  will not be required to lend any additional amount to us;

  •
  could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend future credit; or

  •
  could require us to apply all of our available cash to repay these borrowings.

        If we are unable to comply with the covenants in the agreements governing our indebtedness or to pay our debts, the lenders under the credit agreement governing the Credit Facility could proceed against the collateral granted to them to secure that indebtedness, which includes substantially all of our assets, and the holders of the Notes would be entitled to exercise remedies under our indenture. If our indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. Moreover, in the event that such indebtedness is accelerated, there can be no assurance that we will be able to refinance it on acceptable terms, or at all. You should read the discussions under the heading "Description of the Exchange Notes—Certain Covenants" for further information about these covenants.

         Because each Guarantor's liability under its guarantees may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the Guarantors

        You will have the benefit of the guarantees of the subsidiary Guarantors. However, the guarantees by the subsidiary Guarantors will be limited to the maximum amount that the subsidiary Guarantors are permitted to guarantee under applicable law. As a result, a subsidiary Guarantor's liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such subsidiary Guarantor. Further, under the circumstances discussed more fully below, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the Guarantor. See "Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the Guarantors." In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under "Description of the Exchange Notes—Brief description of the Exchange Notes and the Note guarantees—The Note guarantees."

         Any unrestricted subsidiaries that we may form in the future generally will not be subject to any of the covenants in the indenture and will not guarantee the Notes or pledge any collateral to secure the Notes, and we may not be able to rely on the cash flow or assets of those entities to pay our indebtedness

        As of September 30, 2015, all restricted subsidiaries were Guarantors. The indenture governing the Notes provides that a newly acquired or created Domestic Subsidiary (as such term is defined in the indenture) shall become a Guarantor by executing a supplemental indenture within fifteen business days after the date of its acquisition or creation, subject to such longer period of time as may be necessary to obtain any necessary approvals under applicable gaming laws or other regulatory requirements. On December 16, 2015, each of ELLC and CCR Newco, LLC executed a supplemental indenture thereby becoming Guarantors. In accordance with the terms of the indenture, CC-Reno LLC ("CC-Reno") and ELLC will become Guarantors upon receipt of the requisite gaming approvals, which the Company is diligently pursuing.

        We will be permitted to designate certain subsidiaries as unrestricted subsidiaries and make significant investments in entities that will not be subject to compliance with the restrictive covenants contained in the indenture governing the Notes. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture governing the Notes, such subsidiary or any of its subsidiaries will be released under the indenture. In addition, the creditors of such unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

        In addition, any unrestricted subsidiaries and other entities that are not subsidiaries will generally not be subject to the covenants under the indenture governing the Notes. Unrestricted subsidiaries and entities that are not subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the Notes. Accordingly, we may not be able to rely on the cash flow or assets of those entities to pay any of our indebtedness, including the Notes.

         U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the Guarantors

        Certain of our subsidiaries will guarantee the obligations under the Notes. The guarantees by the subsidiary Guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a Guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, a court may avoid or otherwise decline to enforce a subsidiary Guarantor's guarantee, or may subordinate the Notes or such guarantee to the applicable subsidiary Guarantor's existing and future indebtedness. The application of these laws requires the making of complex factual determinations and estimates as to which there may be different opinions. While the relevant laws may vary from state to state, a court might do so if it found that when the applicable subsidiary Guarantor entered into its guarantee, or, in some states, when payments became due under such guarantee, the applicable subsidiary Guarantor received less than reasonably equivalent value or fair consideration and:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that a subsidiary Guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if such subsidiary Guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law being applied in any proceeding to determine whether a fraudulent transfer has occurred, such that we cannot assure you which standard a court would apply in determining whether a Guarantor was "insolvent" at the relevant time or that, regardless of the method of valuation, a court would not determine that a Guarantor was insolvent on that date, or a that a court would not determine, regardless of whether or not a Guarantor was insolvent on the date its guarantee was issued, that any payments to holders of the Notes constituted preferences, fraudulent transfers or conveyances on other grounds. Generally, however, a subsidiary Guarantor, as applicable, would be considered insolvent if

  •
  the sum of its debts, including contingent liabilities, was greater than the fair value of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable subsidiary Guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by a subsidiary Guarantor pursuant to its guarantee could be avoided and required to be returned to such subsidiary Guarantor or to a fund for the benefit of such Guarantor's creditors, and accordingly the court might direct you to repay any amounts that you had already received from such subsidiary Guarantor.

        To the extent a court avoids any of the guarantees as fraudulent transfers or holds any of the guarantees unenforceable for any other reason, the holders of the Notes would cease to have any direct claim against the applicable subsidiary Guarantor. If a court were to take this action, the applicable Guarantor's assets would be applied first to satisfy the applicable Guarantor's other liabilities, if any, and might not be applied to the payment of the guarantee. Sufficient funds to repay the Notes may not be available from other sources, including the remaining Guarantors, if any. Each subsidiary guarantee will contain a provision intended to limit the Guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the Guarantor's obligation to an amount that effectively makes the guarantee worthless. In a Florida bankruptcy case (that was reinstated by the applicable federal court of appeals on other grounds), this kind of provision was found ineffective to protect guarantees.

         You may be required to sell your Notes if any gaming authority finds you unsuitable to hold them

        Gaming authorities have the authority generally to require that any beneficial owner of our securities, including the Notes, file an application and be investigated for a finding of suitability. If a record or beneficial owner of a Note is required by any gaming authority to be found suitable, such owner will be required to apply for a finding of suitability within 30 days after request of such gaming authority or within such other time prescribed by such gaming authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a record or beneficial owner is required to be found suitable and is not found suitable, such record or beneficial owner may be required pursuant to the terms of the Notes or law to dispose of the Notes. See "Description of the Exchange Notes—Mandatory disposition pursuant to gaming laws."

         We are a holding company and will depend on our subsidiaries for dividends, distributions and repayment of our indebtedness, including the Notes

        We are structured as a holding company, a legal entity separate and distinct from its subsidiaries. Our only significant asset is the capital stock or other equity interests of our operating subsidiaries. As a holding company, we conduct all of our business through our subsidiaries. Consequently, our principal source of cash flow, including cash flow to pay interest on the Notes, will be dividends and distributions from our subsidiaries. If our subsidiaries are unable to make dividend payments or distributions to us and sufficient cash or liquidity is not otherwise available, we may not be able to pay interest or principal on the Notes. Unless they are Guarantors of the Notes, our subsidiaries will not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. Our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In addition, while the indenture governing the Notes will limit the ability of our restricted subsidiaries to restrict the payment of dividends or make other intercompany payments to us, these limitations will be subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Notes.

         Our ability to service all of our indebtedness depends on our ability to generate cash flow, which is subject to factors that are beyond our control

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to general economic, financial, competitive and other factors that are beyond our control. In addition, a further deterioration in the economic performance of our casino properties may cause us to reduce or delay investments and capital expenditures, or to sell assets. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.

         Any adverse rating of the Notes may cause their trading price to fall

        The Notes may not be rated. However, if a rating service were to rate the Notes and if such rating service were to lower its rating on the Notes below the rating initially assigned to the Notes or were to announce its intention to put the Notes on credit watch, the trading price of the Notes could decline.

 Certain Risks Related to the Exchange Offer

         If you do not properly tender your Existing Notes, you will continue to hold unregistered Existing Notes and your ability to transfer Existing Notes will be adversely affected.

        We will only issue Exchange Notes in exchange for Existing Notes that are timely received by the Exchange Agent (as defined herein) together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Existing Notes and you should carefully follow the instructions on how to tender your Existing Notes. Neither we nor the Exchange Agent are required to tell you of any defects or irregularities with respect to your tender of the Existing Notes. If you do not tender your Existing Notes or if we do not accept your Existing Notes because you did not tender your Existing Notes properly, then, after we consummate the exchange offer, you may continue to hold Existing Notes that are subject to the existing transfer restrictions. In addition, if you tender your Existing Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you are a broker-dealer that receives Exchange Notes for your own account in exchange for Existing Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes. After the exchange offer is consummated, if you continue to hold any Existing Notes, you may have difficulty selling them because there will be less Existing Notes outstanding. In addition, if a large amount of Existing Notes are not tendered or are tendered improperly, the limited amount of Exchange Notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such Exchange Notes.

         Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market.

        The Exchange Notes are new securities for which there currently is no market. Although the initial purchasers in the private placement of the Existing Notes have informed us that they intend to make a market in the Exchange Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. In addition, the market making activity may be limited during the pendency of the exchange offer.

        Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. We do not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through the Nasdaq National Market.

        Markets for non-investment grade debt, such as the Exchange Notes, have historically been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. We cannot assure you that the market, if any, for the Exchange Notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your Exchange Notes.

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Existing Notes, the terms of which are identical in all material respects to the Exchange Notes, except that the Exchange Notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain obligations under the registration rights agreement. The Existing Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reiussed. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization.

 The Exchange Offer

Purpose of the Exchange Offer

        The Existing Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. In connection with the sale of the Existing Notes, we entered into the Registration Rights Agreement with J.P. Morgan Securities LLC, as representative of the initial purchasers of the Existing Notes.

        Among other things, the Registration Rights Agreement requires us to register the Exchange Notes under the federal securities laws and offer to exchange the Exchange Notes for the Existing Notes. The Exchange Notes will be issued without a restrictive legend and generally may be resold without registration under the federal securities laws. We are extending the exchange offer to each registered holder of outstanding Existing Notes or persons who hold Existing Notes through The Depository Trust Company ("DTC Participants") in order to comply with the Registration Rights Agreement. Under some circumstances set forth in the Registration Rights Agreement, holders of Existing Notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell Exchange Notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the Existing Notes by these holders.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Terms of the Exchange Offer; Period for Tendering Existing Notes

        Subject to terms and conditions detailed in this prospectus, we will accept for exchange Existing Notes that are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. The term "Expiration Date" means midnight, New York City time,                         , 2016, the twentieth day following the date of this prospectus. We may, however, in our sole discretion, extend the period of time that the exchange offer is open, in which case the term "Expiration Date" will mean the latest time and date to which the exchange offer is extended.

        As of the date of this prospectus, $375 million aggregate principal amount of Existing Notes are outstanding. We are sending this prospectus, together with the letter of transmittal, to all registered holders of Existing Notes that we are aware of on the date hereof.

        We expressly reserve the right, at any time, to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any Existing Notes, by giving oral (if oral, to be promptly confirmed in writing) or written notice of an extension to the holders of the Existing Notes and the Exchange Agent (as described below). During any extension, all Existing Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

        Existing Notes tendered in the exchange offer must be in minimum denominations of principal amount of $2,000 and any integral multiple of $1,000 thereof.

        We expressly reserve the right to amend or terminate the exchange offer, and not to exchange any Existing Notes, upon the occurrence of any of the conditions to the exchange offer specified under "—Conditions to the Exchange Offer." We will give oral (if oral, to be promptly confirmed in writing) or written notice of any extension, amendment, non-acceptance or termination to the holders of the Existing Notes and the Exchange Agent as promptly as practicable. In the case of any extension, we will notify the trustee and the Exchange Agent and issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Shelf Registration Statement

        If (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect the exchange offer, (ii) the exchange offer has not been consummated by July 7, 2016, (iii) because of any changes in law or in currently prevailing interpretations of the staff of the SEC, a holder notifies the Company prior to the twentieth business day after the consummation of the exchange offer that it is not permitted to participate in the exchange offer because of law or prevailing interpretations of the staff of the SEC applicable at that time, or (v) in the case of any holder that participates in the exchange offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company or any of the Guarantors within the meaning of the Securities Act), then the Company shall file a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities (the "Shelf Registration Statement"). "Registrable Securities" mean the Notes (together with the Guarantees) that may not be sold without restriction under federal or state securities law.

        The Registration Rights Agreement provides that we:

          (a)   will use our commercially reasonable best efforts to cause to be filed the Shelf Registration Statement with the SEC as soon as practicable after the time such obligation to file arises;

          (b)   will use our commercially reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective under the Securities Act; and

          (c)   will use our reasonable best efforts to keep such Shelf Registration Statement continuously effective until the Notes cease to be Registrable Securities.

        A holder that sells notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). We will provide a copy of the Registration Rights Agreement to prospective investors upon request.

        If (i) neither the exchange offer registration statement nor the Shelf Registration Statement has been declared effective on or prior to the dates specified for such effectiveness in the Registration Rights Agreement or (ii) in the event we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective on or prior to the 120th day following the date such Shelf Registration Statement was filed, then, in each case, commencing on the day thereafter, additional interest shall accrue on the Notes over and above the stated interest at a rate of 0.25% per annum for the first 180 days immediately following such date, such additional interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period.

        If either (i) we have not exchanged Exchange Notes for all Existing Notes validly tendered and not withdrawn in accordance with the terms of the exchange offer on or prior to the thirtieth day after the effectiveness of the exchange offer registration statement (but in no event later than July 7, 2016) or (ii) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to July 23, 2017 (other than after such time as all Existing Notes have been disposed of thereunder), then additional interest shall accrue on the principal amount of the Existing Notes at a rate of 0.25% per annum for the first 180 days commencing on (a) the 31st day after such effectiveness of the exchange offer registration statement or July 7, 2016, in the case of (i) above, or (b) the day such Shelf Registration Statement ceases to be effective, in the case of (ii) above, such additional interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period.

Procedures for Tendering Existing Notes

        All of the Existing Notes are held in book-entry form through the facilities of the Depositary Trust Company ("DTC"). Holders who own Existing Notes and wish to exchange them in the exchange offer should follow the instructions below.

        Beneficial owners who hold Existing Notes in a brokerage or custodian account through a custodian or nominee, including a broker, dealer, bank or trust company, will need to timely instruct their custodian or nominee to exchange their Existing Notes on or prior to the Expiration Time, in the manner described below (or as otherwise instructed by such custodian or nominee) and upon the terms and conditions set forth in this prospectus and the letter of transmittal. Beneficial owners should refer to any materials forwarded by the custodian or nominee to determine how they can timely instruct their custodian or nominee to take these actions.

        In order to participate in the exchange offer, beneficial owners must instruct their nominee or custodian to participate on their behalf. Each beneficial owner's nominee or custodian should arrange for the DTC Participant holding the Existing Notes through its DTC account to submit those Existing Notes for exchange in the exchange offer to the Exchange Agent prior to the Expiration Time.

        Beneficial owners who hold their Existing Notes through a broker or bank should ask their broker or bank if they will be charged a fee to exchange their Existing Notes through the broker or bank.

        The exchange offer is being conducted using DTC's ATOP procedures. Accordingly, DTC Participants must submit their Existing Notes for exchange in the exchange offer in accordance with DTC's ATOP procedures. Since all Existing Notes must be exchanged by book-entry transfer to the applicable DTC account of the Exchange Agent, the beneficial owner's bank, broker, dealer, trust company, or other nominee must execute exchange through ATOP. Financial institutions that are DTC Participants must execute exchanges through ATOP by transmitting acceptance of the exchange offer to DTC on or prior to the Expiration Time.

        DTC will verify acceptance of the exchange offer, execute a book-entry transfer of the exchanged Existing Notes into the applicable DTC account of the Exchange Agent, and send to the Exchange Agent a "book-entry confirmation," which shall include an Agent's Message transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a DTC Participant exchanging Existing Notes that the DTC Participant has received and agrees to be bound by the terms of the letter of transmittal as though a signatory thereof and that the Company may enforce such agreement against the DTC Participant.

Acceptance of Existing Notes for Exchange; Delivery of Exchange Notes

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of Existing Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made promptly following the expiration date. For the purposes of the exchange offer, we shall be deemed to have accepted for exchange validly tendered Existing Notes when, as and if we had given notice of acceptance to the Exchange Agent.

        The Exchange Agent will act as agent for the tendering holders of Existing Notes for the purposes of receiving Exchange Notes from us and causing the Existing Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of Exchange Notes to be issued in exchange for accepted Existing Notes will be made by the Exchange Agent promptly after acceptance of the tendered Existing Notes. Existing Notes not accepted for exchange by us will be returned without expense to the tendering holders or in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at DTC promptly following the expiration date or, if we terminate the exchange offer prior to the expiration date, promptly after the exchange offer is terminated.

Book-Entry Transfer

        The Existing Notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

        The Exchange Agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the Exchange Agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer.

        To validly participate in the exchange offer, DTC Participants must (i) deliver Existing Notes by means of book-entry transfer into the applicable DTC account of the Exchange Agent, (ii) transmit electronic confirmation through ATOP, whereby an Agent's Message will be sent to the Exchange Agent, and (iii) deliver any other required documentation to the Exchange Agent.

        By taking these actions with respect to the exchange offer, the holder and his or her custodian or nominee will be deemed to have agreed (i) to the terms and conditions of the exchange offer as set forth in the prospectus and the letter of transmittal and (ii) that the Company and the Exchange Agent may enforce the terms and conditions against such holder and such holder's custodian or nominee.

        The Exchange Agent will not accept any exchange materials other than the DTC Participant's Agent's Message.

General Provisions

        The method of delivery of Existing Notes and all other documents or instructions including, without limitation, the Agent's Message and the letter of transmittal, is at the beneficial owner's risk. An exchange will be deemed to have been received only when the DTC Participant (i) delivers Existing Notes by means of book-entry transfer into the applicable DTC account of the Exchange Agent, (ii) transmits electronic confirmation through ATOP, whereby an Agent's Message will be sent to the Exchange Agent, and (iii) delivers any other required documentation to the Exchange Agent.

        All questions concerning the validity, form, exchanges (including time of receipt), and acceptance of exchanged Existing Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all exchanges of Existing Notes not in proper form or any Existing Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in exchanges of Existing Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with exchanges of Existing Notes in the exchange offer must be cured within such time as the Company shall determine. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of defects or irregularities with respect to exchanges of Existing Notes in the exchange offer, nor shall any of them incur any liability for failure to give such notification.

        Exchanges of Existing Notes in the exchange offer will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not validly exchanged and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the DTC Participant, unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Time or the withdrawal or termination of the exchange offer.

        Exchanges of Existing Notes in the exchange offer pursuant to any of the procedures described in this prospectus and in the instructions in the letter of transmittal and acceptance of such Existing Notes by the Company will constitute a binding agreement between the holder and the Company upon the terms and conditions of the exchange offer. Any submitted Existing Notes that are not accepted in the exchange offer for any reason will be returned by crediting the account maintained at DTC from which such Existing Notes were submitted.

        We have not provided guaranteed delivery provisions in connection with the exchange offer. Existing Notes being exchanged must be delivered to the Exchange Agent in accordance with the procedures described in this prospectus, on or prior to the Expiration Time.

Terms and Conditions of the Letter of Transmittal

        The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

        The party tendering Existing Notes for Exchange Notes, transfers and exchanges the Existing Notes to us and irrevocably constitutes and appoints the Exchange Agent as the transferor's agent and attorney-in-fact to cause the Existing Notes to be assigned, transferred and exchanged.

        The transferor represents and warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Existing Notes, and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to the tendered Existing Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by us or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of tendered Existing Notes. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such transferor.

        If the transferor is not a broker-dealer, it represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the transferor is a broker-dealer that will receive Exchange Notes for its own account in exchange for Existing Notes, it represents that the Existing Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes acquired in the exchange offer; however, by so acknowledging and by delivering a prospectus, the transferor will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Withdrawal Rights

        Existing Notes tendered in the exchange offer may be withdrawn at any time prior to the expiration date.

        For a withdrawal to be effective, a written or facsimile transmission of notice of withdrawal must be timely received by the Exchange Agent at its address set forth below under "Exchange Agent" on or prior to the expiration date. Any notice of withdrawal must specify the person named in the letter of transmittal as having tendered Existing Notes to be withdrawn, the certificate numbers of Existing Notes to be withdrawn, the aggregate principal amount of Existing Notes to be withdrawn (which must be an authorized denomination), that the holder is withdrawing his election to have the Existing Notes exchanged, and the name of the registered holder of such Existing Notes, if different from that of the person who tendered the Existing Notes. Additionally, the signature on the notice of withdrawal must be guaranteed by an eligible institution (except in the case of Existing Notes tendered for the account of an eligible institution). The Exchange Agent will return the properly withdrawn Existing Notes promptly following receipt of notice of withdrawal. Our determination regarding the validity of notices of withdrawals, including time of receipt, will be final and binding on all parties.

        If Existing Notes have been tendered pursuant to the procedures for book entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Existing Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of Existing Notes may not be rescinded. Existing Notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described herein.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, or any extension of an exchange offer, we will not be required to issue Exchange Notes with respect to any properly tendered Existing Notes not previously accepted and may terminate the exchange offer (by oral (if oral, to be promptly confirmed in writing) or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a press release) or, at our option, modifying or otherwise amending the exchange offer, if the exchange offer, or the making of any exchange by a note holder, would violate (i) applicable law or (ii) any applicable SEC policy or interpretation of the staff of the SEC.

        The foregoing conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offer regardless of the circumstances (including any action or inaction by us) giving rise to such condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time.

        In addition, we will not accept for exchange any Existing Notes tendered, and no Exchange Notes will be issued in exchange for any Existing Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this Prospectus constitutes a part or qualification under the Trust Indenture Act of 1939, as amended (the "TIA") of the indenture governing the Notes.

 EXCHANGE AGENT

        U.S. Bank National Association has been appointed as the Exchange Agent for the exchange offer. All executed letters of transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail, Overnight Courier or Regular Mail, or Delivery by Hand:
U.S. Bank National Association
Global Corporate Trust Services
Attn: Corporate Actions
111 Fillmore Ave. East, EP-MN-WS2N
St. Paul, MN 55107

By Facsimile:
For Eligible Institutions only
(651) 466-7372

For Information or Confirmation
by Telephone:
(800) 934-6802

        Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery.

Solicitations of Tenders; Expenses

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. We will pay for the expenses incurred in connection with the exchange offer, including the fees and expenses of the Exchange Agent and printing, accounting and legal fees.

        No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made based upon this prospectus shall, under any circumstance, create any implication that there has been no change in our affairs since the respective dates as of which information is given. The exchange offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Existing Notes in any jurisdiction in which the making of the exchange offer or the acceptance of the exchange offer would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take such action as we deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of Existing Notes in such jurisdiction. In any jurisdiction of which the securities laws or blue sky laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Appraisal Rights

        Holders of Existing Notes will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Other

        Participation in the exchange offer is voluntary and holders should carefully consider whether to accept. Holders of the Existing Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of, and upon acceptance for exchange of all validly tendered Existing Notes pursuant to the terms of this exchange offer, we will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of the Existing Notes who do not tender their certificates in the exchange offer will continue to hold such certificates and will be entitled to all the rights and limitations under the Indenture pursuant to which the Existing Notes were issued, except for any such rights under the Registration Rights Agreement which by their terms terminate or cease to have further effect as a result of the making of this exchange offer. All untendered Existing Notes will continue to be subject to the restrictions on transfer set forth in the Existing Notes and the Indenture. To the extent that Existing Notes are tendered and accepted in the exchange offer, the trading market, if any, for any Existing Notes that remain outstanding could be adversely affected.

        We may in the future seek to acquire untendered Existing Notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plan to acquire any Existing Notes which are not tendered in the exchange offer.

Consequences of Exchanging or Failing to Exchange Outstanding Notes

        If you do not exchange your Existing Notes for Exchange Notes in the exchange offer, your Existing Notes will continue to be subject to the provisions of the Indenture regarding transfer and exchange of the Existing Notes and the restrictions on transfer of the Existing Notes described in the legend on your certificates. These transfer restrictions are required because the Existing Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Existing Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Existing Notes under the Securities Act.

        Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the Exchange Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the Exchange Notes if:

  •
  you are our "affiliate," as defined in Rule 405 under the Securities Act,

  •
  you are not acquiring the Exchange Notes in the exchange offer in the ordinary course of your business,

  •
  you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the exchange offer,

  •
  you are holding Existing Notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering, or

  •
  you are a broker-dealer that received Exchange Notes for its own account in the exchange offer in exchange for Existing Notes that were acquired as a result of market-making or other trading activities.

        We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes and has no arrangement or understanding to participate in a distribution of the Exchange Notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the Exchange Notes or have any arrangement or understanding with respect to the distribution of the Exchange Notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the Exchange Notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Notes. In addition, to comply with state securities laws, you may not offer or sell the Exchange Notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Exchange Notes to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the Exchange Notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF THE EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "we," "us," "our" or the "Issuer" refer only to Eldorado Resorts, Inc. and not to any of its Subsidiaries.

        The Issuer issued the Existing Notes under an indenture, dated as of July 23, 2015, among itself, the initial Guarantors and U.S. Bank National Association, as trustee. We will issue the Exchange Notes under the indenture. The terms of the Exchange Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The terms of the Exchange Notes are identical in all material respects to the Existing Notes except that, upon completion of the exchange offer, the transfer restrictions and registration rights relating to the Existing Notes will not apply to the Exchange Notes.

        The following description is a summary of the material provisions of the indenture. It does not restate such agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the Exchange Notes. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the Indenture.

        The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief description of the Exchange Notes and the Note Guarantees

The Exchange Notes

  •
  are general senior unsecured obligations of the Issuer;

  •
  rank pari passu in right of payment with all of our existing and future senior Indebtedness;

  •
  rank senior in right of payment to any existing and future subordinated Indebtedness of the Issuer;

  •
  are effectively subordinated in right of payment to all of our existing and future secured Indebtedness, including the Credit Agreement, to the extent of the value of the assets securing such Indebtedness); and

  •
  are unconditionally guaranteed by the Guarantors.

The Note Guarantees

        The Exchange Notes will be jointly and severally guaranteed by the Guarantors. The Exchange Note Guarantees:

  •
  are general senior unsecured obligation of the applicable Guarantor;

  •
  rank pari passu in right of payment to all of the applicable Guarantor's existing and future senior Indebtedness;

  •
  rank senior in right of payment to any existing and future subordinated Indebtedness of the applicable Guarantor;

  •
  are effectively subordinated to all secured Indebtedness of each Guarantor, including guarantees of the Credit Agreement, to the extent of the value of the assets securing such Indebtedness; and

  •
  are structurally subordinated to all liabilities of any Subsidiary of a Guarantor that is not a Guarantor.

        The indenture permits us and the Guarantors to incur additional indebtedness, including secured indebtedness. The Notes and the Guarantees will be effectively subordinated to our obligations and the obligations of the Guarantors under the Credit Agreement, and any future secured indebtedness that we or the Guarantors incur, to the extent of the value of the collateral securing the Credit Agreement or such other indebtedness. See "Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—Despite our current indebtedness levels, we and our subsidiaries may still incur significant additional indebtedness. Incurring more indebtedness could increase the risks associated with our substantial indebtedness."

        On November 24, 2015, we (a) consummated the acquisition of (i) the assets and properties of Circus Reno and (ii) the 50% interest in the Silver Legacy Joint Venture that was owned by Galleon Inc., a subsidiary of MGM Resorts International, (b) exercised our rights under the Retained Interest Agreement to acquire from Recreational Enterprises, Inc. and Hotel-Casino Management, Inc. all of their respective interests in Eldorado Limited Liability Company ("ELLC"), and (c) repaid all of the outstanding indebtedness under the Silver Legacy Joint Venture's credit facility. As a result of the foregoing transactions, ELLC and the Silver Legacy Joint Venture became our wholly-owned subsidiaries. The indenture provides that a newly acquired or created Domestic Subsidiary (as such term is defined in the indenture) shall become a Guarantor by executing a supplemental indenture within fifteen business days after the date of its acquisition or creation, subject to such longer period of time as may be necessary to obtain any necessary approvals under applicable gaming laws or other regulatory requirements. On December 16, 2015, each of ELLC and CCR Newco, LLC executed a supplemental indenture thereby becoming Guarantors. In accordance with the terms of the indenture, CC-Reno and ELLC will become Guarantors upon receipt of the requisite gaming approvals, which the Company is diligently pursuing.

        Under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of the Restricted Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries and subsidiaries or other entities owned by our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the Notes.

Principal, Maturity and Interest

        The Notes are issued in the aggregate principal amount of $375.0 million. The Issuer may issue additional Notes under the indenture from time to time after this offering. Any issuance of additional Notes is subject to compliance with all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes offered hereby and any additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The initial Notes and any additional Notes will be substantially identical with respect to redemption and matters requiring approval of the holders of the Notes and will benefit on a pari passu basis from the Notes Guarantees. The Issuer will issue Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes will mature on August 1, 2023. Interest on the Notes will accrue at the rate of 7% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 2016. Interest on overdue principal and interest will accrue at a rate that is 1% per annum higher than the then applicable interest rate on the Notes. The Issuer will make each interest payment to the holders of record on the immediately preceding January 15 and July 15, respectively.

        Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of receiving payments on the Notes

        If a holder of Notes has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium, if any, on that holder's Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the contiguous United States unless the Issuer elects to make interest payments by check mailed to the noteholders at their addresses set forth in the register of holders.

Paying agent and registrar for the Notes

        The trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the Notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and exchange

        A holder may transfer or exchange Notes in accordance with the provisions of the indenture. The Issuer, the registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer and the registrar will not be required to transfer or exchange any note selected for redemption. Also, the Issuer and the registrar will not be required to transfer or exchange any note for a period of 15 days before a selection of Notes to be redeemed. Any transferred Notes may be subject to mandatory disposition pursuant to Gaming Laws in certain circumstances. See "Gaming Redemption."

Note Guarantees

        The Existing Notes are guaranteed, and the Exchange Notes will be guaranteed, on a senior unsecured basis by each of the Issuer's Restricted Subsidiaries. In the future, any Restricted Subsidiary that is a Domestic Subsidiary, other than any Immaterial Subsidiary, will become a Guarantor, as described under "Certain Covenants—Additional Note Guarantees." A Subsidiary will not be an Immaterial Subsidiary to the extent it guarantees or otherwise provides credit support for any Indebtedness of the Issuer or another Guarantor. These Note Guarantees will be joint and several senior unsecured obligations of the Guarantors.

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

          (1)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2)   either:

            (a)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under its Note Guarantee and the indenture pursuant to a supplemental indenture in form satisfactory to the trustee; or

            (b)   the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Note Guarantee of a Guarantor will be released:

          (1)   in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

          (2)   in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Issuer as a result of the sale or other disposition;

          (3)   if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

          (4)   upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge"; or

          (5)   upon the dissolution of a Guarantor if its assets are distributed to the Issuer or another Guarantor.

        See "—Repurchase at the Option of Holders—Asset sales."

Optional redemption

        At any time prior to August 1, 2018, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the indenture, upon not less than 30 nor more than 60 days' prior written notice to the holders and the trustee, at a redemption price equal to % of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by the Issuer; provided that:

          (1)   at least 65% of the aggregate principal amount of Notes originally issued under the indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs prior to 90 days after the date of the closing of such Equity Offering.

        At any time prior to August 1, 2018, the Issuer, at its option, may on one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior written notice to the holders and the trustee, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant payment date).

        Except pursuant to the three preceding paragraphs, the Notes will not be redeemable at the Issuer's option prior to August 1, 2018.

        On or after August 1, 2018, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior written notice to the holders and the trustee, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on August 1 of the years indicated below (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2018	105.250%
2019	103.500%
2020	101.750%
and thereafter	100.000%

        Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

        Notice of redemption of any Notes given under the indenture governing the Notes may be conditional.

Mandatory redemption

        The Issuer is not required to make mandatory repayments or sinking fund payments with respect to the Notes.

Gaming redemption

        Each holder, by accepting a Note, shall be deemed to have agreed that, if any Gaming Authority requires that a person who is a holder or the beneficial owner of Notes be registered, licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability in accordance with such Gaming Laws. If such Person fails to apply or become registered, licensed or qualified or is found unsuitable, the Issuer shall have the right, at its option:

          (1)   to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Issuer's election or such earlier date as may be requested or prescribed by such Gaming Authority; or

          (2)   to redeem such Notes, upon not less than 30 days' prior written notice to the holders and the trustee (or such earlier date as may be requested or prescribed by such Gaming Authority), at a redemption price equal to:

            (a)   the lesser of:

                (i)  the Person's cost for such Notes, plus accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability or failure to comply; and

               (ii)  100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability or failure to comply; or

            (b)   such other amount as may be required by applicable law or order of the Gaming Authority.

        The Issuer shall notify the trustee in writing of any such disqualified holder status or redemption as soon as practicable. Neither the Issuer nor the trustee shall be responsible for any costs or expenses any holder or beneficial owner may incur in connection with its registration, application for a license, qualification or a finding of suitability, or any renewal or continuation of the foregoing or compliance with any other requirement of a Gaming Authority. Those costs and expenses will be the obligations of the holder or beneficial owner, as applicable.

Repurchase at the option of holders

Change of control

        If a Change of Control occurs, each holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's Notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten business days following any Change of Control, the Issuer will mail a notice to each holder and the trustee (or send electronically in accordance with the applicable procedures of DTC in the case of notes in global form) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Issuer will, to the extent lawful:

          (1)   accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

        The paying agent will promptly send to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry in accordance with the applicable procedures of DTC) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law.

        Accordingly, the ability of a holder of Notes to require the Issuer to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset sales

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2)   at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

            (a)   any liabilities, as shown on the Issuer's most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Issuer or such Restricted Subsidiary from or indemnifies against further liability;

            (b)   any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are within 120 days following the closing of such Asset Sale converted by the Issuer or such Restricted Subsidiary into cash, to the extent of the cash actually so received; and

            (c)   any stock or assets of the kind referred to in clauses (2), (3) or (4) of the next paragraph of this covenant.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

          (1)   to permanently repay, prepay, redeem or purchase:

            (a)   obligations under (i) the Credit Agreement (and permanently reduce commitments with respect thereto) and (ii) other secured Indebtedness of the Issuer, if applicable (other than any Disqualified Stock), or secured Indebtedness of a Guarantor; or

            (b)   Obligations under the indenture governing the Notes, the Notes and the Note Guarantees or any other Pari Passu Debt of the Issuer or any Guarantor; provided that if the Issuer or any Restricted Subsidiary shall so repay or prepay any such other Pari Passu Debt, the Issuer will reduce Obligations under the indenture governing the Notes, the Notes and the Notes Guarantees on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at its option, (i) redeeming Notes pursuant to Article 3 of the indenture, (ii) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their Notes at a purchase price of at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest and Additional Interest, if any, thereon up to the principal amount of Notes to be repurchased or (iii) purchasing Notes through privately negotiated transactions or open market purchases, in a manner that complies with the indenture governing the Notes and applicable securities law, at a price not less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest and Additional Interest, if any, thereon;

          (2)   to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

          (3)   to make a capital expenditure;

          (4)   to acquire other assets that are used or useful in a Permitted Business; or

          (5)   any combination of the foregoing;

provided, however, that if the Issuer or any Restricted Subsidiary contractually commits within such 365-day period to apply the Net Proceeds within 180 days of such contractual commitment in accordance with any of the above clauses (1) through (5), and such Net Proceeds are subsequently applied as contemplated by such contractual commitment, then the requirement for the application of Net Proceeds set forth in this paragraph shall be considered satisfied.

        Pending the final application of any Net Proceeds, the Issuer (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds from Asset Sales in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." Within twenty Business Days after the aggregate amount of Excess Proceeds exceeds $20 million, the Issuer will make an offer (an "Asset Sale Offer") to all holders of Notes (with a copy to the trustee) and all holders of other Pari Passu Debt containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other Pari Passu Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of Notes and other Pari Passu Debt tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes and such other Pari Passu Debt to be purchased on a pro rata basis or by lot (and, in the case of notes in global form, in accordance with the applicable procedures of DTC), based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be left outstanding). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

        The agreements governing other Indebtedness of the Issuer and its Restricted Subsidiaries, including the Credit Agreement, contain, and future agreements will likely contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. The exercise by the holders of Notes of their right to require the Issuer to repurchase the Notes upon a Change of Control or Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuer. In the event a Change of Control or Asset Sale occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain a consent or repay those borrowings, the Issuer will remain prohibited from purchasing Notes. In that case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuer's ability to pay cash to the holders of Notes upon a repurchase may be limited by the Issuer's then existing financial resources. See "Risk Factors—Risks related to the Notes and our substantial indebtedness—We may not be able to repurchase your Notes upon a change of control."

Selection and notice

        If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption on a pro rata basis or by lot (or, in the case of Notes issued in global form as discussed under "—Book-Entry, Delivery and Form," based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate in accordance with the applicable procedures of DTC) unless otherwise required by law or applicable stock exchange or depositary requirements.

        No Notes of $2,000 or less can be redeemed in part. The Issuer will mail notices of redemption by first class mail (or send such notices electronically in accordance with the applicable procedures in the case of notes in global form) at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address (with a copy to the trustee), except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of Notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption unless the Issuer defaults in the payment of the redemption price.

Certain Covenants

Restricted payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its

  Restricted Subsidiaries) or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

          (2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer or any Restricted Subsidiary) any Equity Interests of the Issuer, or any direct or indirect parent of the Issuer or the Restricted Subsidiary;

          (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of an Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof or a purchase, repurchase, or other acquisition of Indebtedness subordinated in right of payment to the Notes or any Note Guarantee made in contemplation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, redemption or other acquisition; or

          (4)   make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a)   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

          (b)   the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (c)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2) through (14) of the next succeeding paragraph), is less than the sum, without duplication, of:

            (1)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Notes are initially issued to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

            (2)   100% of the aggregate net cash proceeds received by the Issuer since the date of the indenture as a contribution to its equity capital or from the issue or sale of Qualifying Equity Interests of the Issuer or from the issue or sale of convertible or exchangeable Disqualified Stock of the Issuer or convertible or exchangeable debt securities of the Issuer, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Issuer (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Issuer); plus

            (3)   to the extent that any Restricted Investment that was made after the date of the indenture is (a) sold or otherwise cancelled, liquidated or repaid for value, or the Issuer or a

    Restricted Subsidiary otherwise receives a dividend or other distribution in respect thereof, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Issuer that is a Guarantor, the amount of any such cash payment or the Fair Market Value of any such Property so received in a transaction described in clause (a) and the Fair Market Value of such Restricted Investment on the date that such entity is designated as a Restricted Subsidiary; plus

            (4)   to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the Fair Market Value of the Issuer's Restricted Investment in such Subsidiary as of the date of such redesignation; plus

            (5)   100% of any dividends or distributions received in cash and 100% of the Fair Market Value of any Property received in any such dividend or distribution by the Issuer or a Restricted Subsidiary after the date of the indenture from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Issuer for such period.

        The preceding provisions will not prohibit:

          (5)   the payment of any dividend or the consummation of any irrevocable repurchase, redemption, defeasance or other acquisition or retirement within 60 days after the date of declaration of the dividend or giving of the notice of repurchase, redemption, defeasance or other acquisition or retirement, as the case may be, if at the date of declaration or notice, the dividend or repurchase, redemption, defeasance or other acquisition or retirement would have complied with the provisions of the indenture;

          (6)   the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the "Optional Redemption" provisions of the indenture;

          (7)   the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

          (8)   the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of an Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee or any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof in exchange for or with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

          (9)   the payment of amounts necessary to repurchase Indebtedness or Equity Interests of the Issuer or any Restricted Subsidiary to the extent required by any Gaming Authority having jurisdiction over the Issuer or any Restricted Subsidiary in order to avoid the suspension, revocation or denial of a Gaming License by that Gaming Authority; provided that, in the case of any such repurchase of Equity Interests of the Issuer or any Restricted Subsidiary, if such efforts do not jeopardize any Gaming License, the Issuer or any such Restricted Subsidiary will have previously attempted to find a suitable purchaser for such Equity Interests and no suitable purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity

  Interests on terms acceptable to the holder thereof within a time period acceptable to such Gaming Authority;

          (10) the repurchase of Equity Interests deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to acquire Equity Interests or other convertible or exchangeable securities if such Equity Interests represent all or a portion of the exercise price thereof or upon the vesting of restricted stock, restricted stock units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto;

          (11) the payment, by the Issuer, of cash in lieu of the issuance of fractional shares upon the exercise of any option, warrant or similar instrument or upon the conversion or exchange of Equity Interests of the Issuer;

          (12) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any preferred stock of any Restricted Subsidiary of the Issuer issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (13) so long as no Event of Default has occurred and is continuing, the payment of, or a distribution to permit the payment of, any amounts that otherwise would have been payable under clause (8) of the covenant described under the caption "—Transactions with Affiliates" in an aggregate amount not to exceed $600,000 per fiscal year;

          (14) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of an Issuer or any Guarantor that is unsecured or is contractually subordinated to the Notes or to any Note Guarantee that is required to be repurchased or redeemed pursuant to provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" or "—Repurchase at the Option of Holders—Asset Sales"; provided that, prior to such repurchase, a redemption or other acquisition or retirement for value, an Asset Sale Offer or Change of Control Offer shall have been made and all Notes tendered by holders in such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased;

          (15) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director, employee or consultant (or family members, spouses or former spouses, heirs of, estates of or trusts formed by such persons) of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, employment agreement, severance agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any twelve-month period;

          (16) any payments made, or the performance of any transactions, in each case, as described in this offering memorandum under the heading "Use of Proceeds";

          (17) the purchase of interests of ELLC pursuant to the terms of the Retained Interest Agreement; and

          (18) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $75 million since the date of the indenture.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the

Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Issuer.

Incurrence of indebtedness and issuance of preferred stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1)   the incurrence by the Issuer or any Guarantor (and/or the guarantee thereof by the Issuer or any Guarantor) of Indebtedness and letters of credit under the Credit Agreement or other Credit Facilities; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (1) as of any date of incurrence (after giving pro forma effect to the application of the proceeds of such incurrence), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (1), shall not exceed the greater of (i) $575 million and (ii) four times Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the twelve month period ended at the end of the most recent fiscal quarter for which financial statements are available, to be reduced dollar-for-dollar by the aggregate amount of all Net Proceeds from Asset Sales applied by the Issuer or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Credit Facilities pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

          (2)   the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

          (3)   the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of the indenture and any Exchange Notes (and guarantees thereof) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement;

          (4)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, FF&E Financing, mortgage financings or purchase money obligations or other Indebtedness, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4) not to exceed the greater of (i) $25 million or (ii) 2.5% of Consolidated Tangible Assets;

          (5)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) , (5) or (15) of this paragraph; provided that this clause (5) shall not permit the incurrence of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge (a) any MTR Notes or (b) any Resorts Notes;

          (6)   the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

            (a)   if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of an Issuer, or the Note Guarantee, in the case of a Guarantor; and

            (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7)   the issuance by any of the Issuer's Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (b) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

          (8)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

          (9)   the guarantee by an Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

          (10) the incurrence by the Issuer or any of the Guarantors of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

          (11) the incurrence by the Issuer or any of the Guarantors of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

          (12) the incurrence by the Issuer or any of its Restricted Subsidiaries arising in connection with endorsement of instruments for deposit in the ordinary course of business;

          (13) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness deemed to exist pursuant to the terms of a joint venture agreement as a result of a failure of the Issuer or such Restricted Subsidiary to make a required capital contribution therein; provided that the only recourse on such Indebtedness is limited to the Issuer's or such Restricted Subsidiary's equity interests in the related joint venture;

          (14) Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing that acquisition; provided that: (a) such Indebtedness is not reflected at the time of such incurrence or assumption on the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and (b) in the case of a disposition, the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and/or that Restricted Subsidiary in connection with that disposition;

          (15) Acquired Debt and other Indebtedness of Persons incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Issuer or any of its Restricted Subsidiaries (other than Acquired Debt and other Indebtedness incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer or such Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person is acquired, either the Issuer would have been able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant on a pro forma basis after giving effect to the incurrence of such Acquired Debt or Indebtedness pursuant to this clause (15); or on a pro forma basis, the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be higher than such ratio immediately prior to such acquisition or merger; and

          (16) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16) not to exceed the greater of (i) $40 million and (ii) 3% of Consolidated Tangible Assets.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Credit Agreement will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. If obligations in respect of letters of credit are incurred pursuant to a Credit Facility and relate to other Indebtedness, then such letters of credit shall be treated as incurred pursuant to clause (1) of the definition of Permitted Debt. Except as provided in the preceding sentence, Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on, or fees with respect to, any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment shall be included in Fixed Charges of the Issuer as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness determined on a constant yield to maturity basis over time, in the case of any Indebtedness issued with original issue discount;

          (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness;

          (3)   in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee; and

          (4)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

            (a)   the Fair Market Value of such assets subject to such Lien at the date of determination; and

            (b)   the amount of the Indebtedness of the other Person secured by such Lien.

Liens

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien, except a Permitted Lien on or with respect to any of its property or assets including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned on the issue date or thereafter acquired, or any income, profits or proceeds therefrom, unless: in the case of any Lien securing Indebtedness that is subordinate in right of payment to the Notes or the Guarantees, the Notes or the Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien, as long as such Indebtedness is secured by such Lien; and in all other cases, the Notes or the Guarantees, as the case may be, are secured on an equal and ratable basis with the obligations secured by such Lien for so long as such obligations are secured by such Lien.

Dividend and other payment restrictions affecting restricted subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (4)   agreements in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith determination of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

          (5)   the indenture, the Notes and the Note Guarantees;

          (6)   agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not, in the good faith determination of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, than those contained in the indenture, the Notes and the Note Guarantees;

          (7)   applicable law, rule, regulation or order, including without limitation restrictions imposed by Gaming Authorities;

          (8)   any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (9)   customary non-assignment provisions in contracts, licenses and leases entered into in the ordinary course of business;

          (10) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

          (11) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (12) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with the indenture solely in respect of the assets to be sold pursuant to such contract;

          (13) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, in the good faith determination of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (14) Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (15) agreements in existence with respect to a Restricted Subsidiary at the time it becomes a Restricted Subsidiary; provided, however, that such agreements are not entered into in anticipation or contemplation thereof;

          (16) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Issuer's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

          (17) Credit Facilities that, taken as a whole, are, in the good faith determination of the Board of Directors of the Issuer, customary for Credit Facilities of Persons engaged in a Permitted Business.

Merger, consolidation or sale of assets

        The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving entity), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

          (1)   either: (a) the Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the "Successor") is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

          (2)   the Successor (if other than the Issuer), assumes all the obligations of the Issuer under the Notes, the indenture and the Registration Rights Agreement pursuant to agreements in form reasonably satisfactory to the trustee;

          (3)   immediately after such transaction, no Default or Event of Default exists; and

          (4)   the Issuer or the Successor would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; or (b) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Issuer for such four quarter period.

        In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries. Clauses (4) and (5) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of the Issuer with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction.

Transactions with affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $2 million unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

          (2)   the Issuer delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, a resolution of the Board of Directors of the Issuer set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

          (2)   transactions between or among the Issuer and/or its Restricted Subsidiaries;

          (3)   management agreements (including tax management arrangements arising out of, or related to, the filing of a consolidated tax return) entered into, consistent with past practice, by the Company or any Restricted Subsidiary, on the one hand, and an Unrestricted Subsidiary or other entity, on the other hand, pursuant to which the Company or such Restricted Subsidiary controls the day-to-day operations of such entity;

          (4)   transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (5)   payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries;

          (6)   any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

          (7)   Restricted Payments that do not violate the provisions of the indenture described above under the caption "—Restricted Payments;"

          (8)   loans or advances to employees in the ordinary course of business not to exceed $1 million in the aggregate at any one time outstanding;

          (9)   so long as no Event of Default has occurred and is continuing, the payment of any management, consulting or other fees for similar services for the management of the Issuer or any of its Subsidiaries due under any management agreement in an aggregate amount not to exceed $600,000 per fiscal year; and

          (10) any transaction pursuant to any contract in existence on the date the Notes are first issued or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or by any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the date the Notes are first issued as determined in good faith by the Board of Directors of the Company.

Business activities

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

No layering

        The Issuer will not, and will not permit any Guarantor to, incur or suffer to exist Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the Notes or such Guarantor's Guarantee, as the case may be.

Additional note guarantees

        If the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture in form satisfactory to the trustee within fifteen (15) business days after the date on which it was acquired or created (or such longer period of time as may be required to obtain any necessary approvals under applicable Gaming Laws or other regulatory requirements). The Issuer shall use commercially reasonable efforts to obtain all approvals of any Gaming Authority necessary to permit a Domestic Subsidiary to become a Guarantor as promptly as practicable.

Designation of restricted and unrestricted subsidiaries

        The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a

Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Reports

        Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the trustee:

          (1)   within 90 days after the end of each fiscal year, annual reports of the Issuer containing the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act, including (A) "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (B) audited financial statements prepared in accordance with GAAP;

          (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Issuer containing the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Issuer had been a reporting company under the Exchange Act, including (A) "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision); and

          (3)   within 5 business days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to noteholders or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole;

provided, that such distribution requirements shall be deemed to have been satisfied if the Issuer files all such information meeting the above requirements within the applicable time periods with the SEC through the SEC's Electronic Data Gathering, Analysis, and Retrieval System (EDGAR) (or any successor system);

provided further, however, that all such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the separate financial information for Guarantors contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC, (C) disclosure regarding executive compensation will only be required to include a summary compensation table (including any equity awards), a description of employment agreements with officers and a description of any incentive plans and (D) will not be required to include exhibits that would otherwise be required to be filed pursuant to Item 601 of Regulation S-K.

Events of default and remedies

        Each of the following is an "Event of Default":

          (1)   default for 30 days in the payment when due of interest (including Additional Interest) on the Notes;

          (2)   default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

          (3)   failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Certain Covenants—Merger, Consolidation or Sale of Assets";

          (4)   failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding (with a copy to the trustee if given by the holders) voting as a single class to comply with any of the other agreements in the indenture;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

            (a)   is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more;

          (6)   failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction in an uninsured aggregate amount in excess of $25 million, which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

          (7)   except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

          (8)   the revocation, termination, suspension or cessation of effectiveness of any Gaming License following exhaustion of all administrative remedies which results in the cessation or suspension of any gaming operations at any Gaming Facility for a period of more than 90 consecutive days that, during the twelve month period ended on the last day of the most recently ended calendar month, accounted for ten percent or more of the consolidated gross revenues (calculated in accordance with GAAP) of the Issuer and its Restricted Subsidiaries on a consolidated basis related to gaming operations (other than the voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Issuer both desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the holders of notes); and

          (9)   certain events of bankruptcy or insolvency described in the indenture with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes (with a copy to the trustee if given by the holders) may declare all the Notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of Notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the Notes unless:

          (1)   such holder has previously given the trustee notice that an Event of Default is continuing;

          (2)   holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the trustee to pursue the remedy;

          (3)   such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   holders of a majority in aggregate principal amount of the then outstanding Notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the trustee may, on behalf of the holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.

        The Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

No personal liability of directors, partners, members, officers, employees and stockholders

        No director, partner, member, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

          (1)   the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to below;

          (2)   the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee, and the Issuer's and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the indenture.

        In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, all Events of Default described under "—Events of Default and Remedies" (except those relating to payments on the Notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel who is reasonably acceptable to the trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel who is reasonably acceptable to the trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such

  Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;

          (6)   the Issuer must deliver to the trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

          (7)   the Issuer must deliver to the trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, supplement and waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the Notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

        Without the consent of each holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):

          (1)   reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any note or the premium payable in connection with a redemption of the Notes;

          (3)   reduce the rate of or change the time for payment of interest, including default interest, on any note;

          (4)   waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any note payable in money other than that stated in the Notes;

          (6)   make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

          (7)   waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

          (8)   contractually subordinate the Notes or the Guarantees to any other Indebtedness; or

          (9)   make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of Notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture, the Notes or the Note Guarantees:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to provide for the assumption of the Issuer's or a Guarantor's obligations to holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets, as applicable;

          (4)   to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the indenture of any such holder;

          (5)   to conform the text of the indenture, the Notes or the Note Guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Notes or the Note Guarantees which intent may be evidenced by an Officer's Certificate to that effect;

          (6)   to release the Note Guarantee of a Guarantor in accordance with the terms of the indenture;

          (7)   to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

          (8)   to provide for the issuance of additional Notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

          (9)   to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

          (10) to comply with requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities; or

          (11) to provide for the acceptance or appointment of a successor trustee.

Satisfaction and discharge

        The indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when:

          (1)   either:

            (a)   all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

            (b)   all Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (2)   in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

          (3)   any Issuer has or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

          (4)   the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

Concerning the trustee

        If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee under the indenture (if the indenture has been qualified under the TIA) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of Notes, unless such holder has offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense.

        The trustee shall not be responsible for, and makes no representation as to any Gaming Law or any Gaming Authority, whether any holder or beneficial owner of Notes could be licensed, qualified or found suitable under any Gaming Law or by any Gaming Authority, and any consequence to any holder or beneficial owner of Notes under any Gaming Law or by any Gaming Authority.

Additional information

        Anyone who receives this offering memorandum may obtain a copy of the indenture without charge by writing to Eldorado Resorts, Inc., 100 West Liberty Street, Suite 1150, Reno, NV 89501, Attention: Chief Financial Officer.

Book-entry, delivery and form

        The Exchange Notes will be represented by one or more global notes in registered form without interest coupons attached (collectively, the "Global Notes"). The Global Notes representing the Notes will be deposited with a custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of interests in the Global Notes ("Book-Entry Interests") will be limited to persons that have accounts with DTC, or persons that hold interests through such participants.

        Book-Entry Interests will be shown on, and transfers thereof will be done only through, records maintained in book-entry form by DTC and its participants. The laws of some jurisdictions, including certain states of the U.S., may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition, while the notes are in global form, holders of Book-Entry Interests are not considered the owners or "holders" of Notes for any purpose.

        So long as the Notes are held in global form, DTC (or its nominees) will be considered the sole holders of Global Notes for all purposes under the indenture governing the Notes. In addition, participants in DTC must rely on the procedures of DTC and indirect participants must rely on the procedures of DTC and the participants through which they own Book-Entry Interests, to transfer their interests or to exercise any rights of holders under the indenture.

        Neither the Company nor the Trustee has any responsibility or liability for any aspect of the records relating to the Book-Entry Interests.

Depository procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Issuer that, pursuant to procedures established by it, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuer and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the trustee nor any agent of the Issuer or the trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuer. Neither the Issuer nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Subject to the transfer restrictions set forth under "Notice to Investors," transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

          (1)   DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor depositary;

          (2)   the Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3)   there has occurred and is continuing a Default or Event of Default with respect to the Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the registrar a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Notice to Investors."

Same day settlement and payment

        The Issuer will make payments in respect of the Notes represented by the Global Notes, including principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all amounts, if any, payable pursuant to the provisions relating to Additional Interest described in the Registration Rights Agreement. The trustee shall have no obligation to determine whether Additional Interest is payable or the amount of Additional Interest payable.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of: (1) 1.0% of the principal amount of the note; or (2) the excess of: (a) the present value at such redemption date of (i) the redemption price of the note at (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption"), plus (ii) all required interest payments due on the note through (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such note. The trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance or other disposition of any assets or rights by the Issuer or any of the Issuer's Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2)   the issuance of Equity Interests by any of the Issuer's Restricted Subsidiaries or the sale by the Issuer or any of the Issuer's Restricted Subsidiaries of Equity Interests in any of the Issuer's Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10 million;

          (2)   any transaction that is consummated in accordance with the provisions described under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets";

          (3)   a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

          (4)   an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

          (5)   the sale, lease or other transfer of inventory, products, services or accounts receivable in the ordinary course of business or in bankruptcy or similar proceedings;

          (6)   any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Issuer, no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as whole);

          (7)   licenses and sublicenses by the Issuer or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

          (8)   any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

          (9)   the granting of Liens not prohibited by the covenant described above under the caption "—Certain Covenants—Liens;"

          (10) the sale or other disposition of cash or Cash Equivalents;

          (11) a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

          (12) any exchange of property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business;

          (13) foreclosures, condemnations or any similar action on assets;

          (14) any leases of retail, restaurant or entertainment venues and other similar spaces in the ordinary course of business;

          (15) the transactions contemplated by the Paid-Up Oil and Gas Leases and other sales or leases of oil, gas or mineral rights;

          (16) the sale or other disposition of Non-Core Land; and

          (17) the contribution of real estate adjacent or ancillary to any casino or gaming facility owned by the Issuer or its Restricted Subsidiaries to a joint venture that is owned in part by the Issuer or a Restricted Subsidiary of the Issuer for the purpose of developing, pursuant to clause (18) of the definition of "Permitted Investments" a hotel or other facilities that constitute a Permitted Business.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the Notes.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Bankruptcy Code" means Title 11 of the United States Code.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;

          (3)   with respect to a limited liability company, the board of managers of such limited liability company or any committee thereof duly authorized to act on behalf of such board or the managing member or members or any controlling committee of managing members thereof, as applicable, and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

          (3)   money market deposits, certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the

  Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition; and

          (6)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act)) other than a Principal or a Related Party of a Principal;

          (2)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any "person" (as defined above)), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares;

          (3)   the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

          (4)   the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the Notes.

        "Change of Control Payment" has the meaning assigned to that term in the indenture governing the Notes.

        "Change of Control Payment Date" has the meaning assigned to that term in the indenture governing the Notes.

        "Circus Reno/Silver Legacy Purchase" means the acquisition by ELLC and CC-RENO LLC of certain assets and equity interests of Circus Circus Casinos, Inc. and Galleon, Inc. pursuant to the terms of the Circus Reno/Silver Legacy Purchase Agreement.

        "Circus Reno/Silver Legacy Purchase Agreement" means that certain Purchase and Sale Agreement, dated as of July 7, 2015, by and among ELLC and CC-RENO LLC, as buyers, and Circus Circus Casinos, Inc. and Galleon, Inc., as sellers.

        "Consolidated EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1)   an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2)   provision for taxes (including, if such Person is a pass-through entity for tax purposes, any provision for distributions relating to taxes) based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3)   the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

          (4)   the Transaction Costs for such period, to the extent that such Transaction Costs were deducted in computing such Consolidated Net Income; plus

          (5)   depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charges or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period (provided that the future cash payment of any such non-cash charge or expense shall be subtracted from Consolidated EBITDA to such extent) or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

          (6)   preopening expenses paid or accrued during such period; plus

          (7)   the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties, including Affiliates, in any non-Wholly Owned Restricted Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; minus

          (8)   non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period,

          (1)   the aggregate of the net income (loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

            (A)  all extraordinary gains or losses and all gains or losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

            (B)  the net income or loss (or if applicable the equity in the net income or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included in an aggregate amount equal to the amount of cash and Fair Market Value of Property actually distributed to the specified Person or a Restricted Subsidiary of the Person during such period;

            (C)  the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted

    Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

            (D)  the cumulative effect of a change in accounting principles will be excluded; and

            (E)  non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations in accordance with GAAP will be excluded;

            (F)  items that are classified as extraordinary or any non-cash items classified as non-recurring will be excluded; less

          (2)   if such person is a Pass-through entity for tax purposes, any provision for distribution relating to taxes;

        "Consolidated Tangible Assets" of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Restricted Subsidiaries is available, minus total goodwill and other intangible assets of such Person and its Restricted Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuer who:

          (1)   was a member of such Board of Directors on the date of the indenture; or

          (2)   was nominated for election or elected to such Board of Directors with the approval of the Principals or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Credit Agreement" means that certain Credit Agreement, dated on or about the date of the indenture, by and among the Issuer, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing lender, and J.P. Morgan Securities LLC, as sole lead arranger and sole book manager, providing for up to $150.0 million of revolving credit borrowings and up to $425.0 million of term loan borrowings, including any related Notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Credit Facility," or "Credit Facilities" means, one or more debt facilities (including, without limitation, any Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors)in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control, an asset sale or an event of loss will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. Disqualified Stock shall not include any shares of Capital Stock, which, after the issuance thereof, becomes subject to mandatory redemption due to the actions or requirements of any Gaming Authority, to the extent that such issuance was made in compliance with applicable laws and, at the time of such issuance, such Capital Stock did not constitute Disqualified Stock.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Issuer (a) that was formed under the laws of the United States or any state of the United States or the District of Columbia and does not constitute an Immaterial Subsidiary or (b) that directly or indirectly, guarantees, or pledges any property or assets to secure Indebtedness incurred under a Credit Facility.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public or private sale of Equity Interests of the Issuer by Issuer (other than Disqualified Stock and other than to a Subsidiary of the Issuer).

        "Exchange Notes" means the Notes issued in this offering.

        "Existing Indebtedness" means all Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer (unless otherwise provided in the indenture).

        "FF&E" means furniture, fixtures and equipment used in the ordinary course of business in the operation of a Permitted Business.

        "FF&E Financing" means Indebtedness, the proceeds of which will be used solely to finance or refinance the acquisition or lease by the Issuer or a Restricted Subsidiary of the Issuer of FF&E.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

          (2)   the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

          (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4)   any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

          (5)   any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

          (6)   if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

          (2)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3)   any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4)   the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one minus the then current combined, federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case determined on a consolidated basis in accordance with GAAP.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

        "Gaming Authorities" means, in any jurisdiction in which the Issuer or any of its Restricted Subsidiaries manages or conducts any racing, riverboat and/or casino gaming operations or activities, the applicable gaming board, commission or other governmental authority responsible for interpreting, administering and enforcing the Gaming Laws including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Louisiana Gaming Control Board, the Louisiana State Racing Commission, the Pennsylvania Gaming Control Board, the Pennsylvania Racing Commission, the Pennsylvania Liquor Control Board, the Ohio Lottery Commission, the Ohio State Racing Commission, the West Virginia Alcohol Beverage Control Administration, the West Virginia Lottery Commission, and the West Virginia Racing Commission.

        "Gaming Facility" means the gaming facilities located in (i) Louisiana, currently named "Eldorado Resort Casino, Shreveport," (ii) Nevada, currently named "Eldorado Hotel and Casino, Reno," (iii) Ohio, currently named "Scioto Downs," (iv) Pennsylvania, currently named "Presque Isle Downs and Casino" and (v) West Virginia, currently named "Mountaineer Casino, Racetrack and Resort."

        "Gaming Laws" means all laws, rules, regulations, orders, resolutions and other enactments applicable to racing, riverboat and/or casino gaming operations or activities, as in effect from time to time, including the policies, interpretations and administration thereof by any Gaming Authorities, including the Nevada Gaming Control Act, the Louisiana Gaming Control Law, the Louisiana Pari-mutuel Live Racing Facility Economic Redevelopment Gaming Control Act, the Pennsylvania Race Horse Development and Gaming Act, the West Virginia Racetrack Video Lottery Act and the West Virginia Lottery Racetrack Table Games Act, in each case, together with any rules or regulations promulgated thereunder or related thereto.

        "Government Securities" means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means any Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for purposes of speculation.

        "Immaterial Subsidiary" means any Restricted Subsidiary that that is designated by the Issuer as an "Immaterial Subsidiary" if and for so long as such Restricted Subsidiary has (i) total assets at such time (x) individually, not exceeding $10 million and (y) together with all other Immaterial Subsidiaries, 5% of the Issuer's consolidated assets as of the last day of the most recently ended fiscal quarter for which internal financial statements are available and (ii) total revenues and operating income (x) individually, not exceeding $10 million and (y) together with all other Immaterial Subsidiaries, 5% of the Issuer's consolidated revenues and operating income, in each case, as of the most recently ended fiscal quarter for which internal financial statements are available; provided that such Restricted Subsidiary will be deemed to be an Immaterial Subsidiary only to the extent that, and for so long as, all of the above requirements are satisfied.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables) whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, Notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) other than obligations with respect to letters of credit to the extent such letters of credit have not been drawn upon or, if and to the extent drawn upon, are reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on such letter of credit;

          (3)   in respect of banker's acceptances;

          (4)   representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

          (5)   representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or trade payables and other accrued liabilities arising in the ordinary course of business); or

          (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien, other than a Permitted Lien described in clause (27) of the definition thereof, on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations, as amended from time to time, to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

        "insolvency or liquidation proceeding" means:

          (1)   any case commenced by or against any Issuer or any Guarantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other grantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other grantor or any similar case or proceeding relative to the Issuer or any other grantor or its creditors, as such, in each case whether or not voluntary;

          (2)   any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

          (3)   any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other grantor are determined and any payment or distribution is or may be made on account of such claims.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or return of capital, as the case may be, but without giving effect to subsequent changes in value.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) all distributions to other holders of Equity Interests in Restricted Subsidiaries contractually required to be made as a result of such Asset Sale and (v) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Core Land" means each of the following parcels of land, each of which is immaterial to the Issuer's gaming operations and as to which the Issuer has no intention to develop:

          (1)   the 244.69 acre parcel of land known as the "Quarry Parcel" in Hancock, West Virginia;

          (2)   the 162.79 acre parcel of land known as the "Woodview Golf Course" in Hancock, West Virginia;

          (3)   the 11.45 acre parcel of land known as the "Downs Property" in Erie, Pennsylvania;

          (4)   the 130 acre parcel of land known as the "Troyer Parcel" in Erie, Pennsylvania;

          (5)   the 82.373 acre parcel of land known as the "Green Shingle" in Erie, Pennsylvania;

          (6)   the approximately 387.12 acre portion of the land known as the "Original Mountaineer Parcel" which is located to the east of State Route 2 site in Hancock, West Virginia;

          (7)   the 97.706 acre parcel of land known as the "Coldwell Parcel" in Hancock, West Virginia;

          (8)   the 67.61 acre parcel of land known as the "Hazel Parcel" in Hancock, West Virginia;

          (9)   the 67.50 acre parcel of land known as the "Kource Parcel" site in Hancock, West Virginia;

          (10) the 1.755 acre parcel of land known as the "Glover/Daily Double Parcel" in Hancock, West Virginia;

          (11) the 6.788 acre parcel of land known as the "Jusczak Parcel" in Hancock, West Virginia;

          (12) the 5.78 acre parcel of land known as the "J&T Parcel" in Hancock, West Virginia;

          (13) the 109.01 acre parcel of land known as the "LSW Sanitation Parcel" in Hancock, West Virginia;

          (14) the 0.92 acre parcel of land known as the "Smith Parcel" in Hancock, West Virginia;

          (15) the 70.213 acre parcel of land known as the "Watson Parcel" site in Hancock, West Virginia;

          (16) the 6.65 acre parcel of land known as the "Phillips Parcel" in Hancock, West Virginia;

          (17) the 234.99 acre parcel of land known as the "Logan/Realm Parcel" in Hancock, West Virginia;

          (18) the approximately 0.955 acre parcel of land known as the "Jefferson School Parcel" in Hancock, West Virginia;

          (19) the 1.95 acre parcel of land known as the "Carter Parcel" in Hancock, West Virginia;

          (20) the 0.084 acre parcel of land known as the "Maffeo Parcel" in Erie, Pennsylvania;

          (21) the 37.11 acre parcel of land known as the "Mara Parcel" in Franklin County, Ohio;

          (22) the 38.017 acre parcel of land known as the "BOC Gas Parcel" in Hancock, West Virginia;

          (23) the 0.026 acre parcel of land known as the "Francis Parcel" in Allegheny County, Pennsylvania;

          (24) the 0.028 acre parcel of land known as the "Carmody Parcel" in Allegheny County, Pennsylvania;

          (25) the 213.35 acre parcel of land located in McKean Township, Pennsylvania; and

          (26) the 25 acre parcel of land known as the "International Paper" site in Erie, Pennsylvania.

        "Non-Recourse Debt" means Indebtedness as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise.

        "Note Documents" means the indenture, the Notes and the Note Guarantees.

        "Note Guarantee" means the Guarantee by each Guarantor of the Issuer's obligations under the indenture and the Notes, executed pursuant to the provisions of the indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of a petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any debtor under such documentation, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer.

        "Paid-Up Oil and Gas Lease" means those certain Paid-Up Oil and Gas Leases entered into as of May 10, 2011 by and among Mountaineer Park, Inc. and Chesapeake Appalachian, L.L.C, as the same may be amended, supplemented, modified, extended, replaced, renewed or restated from time to time.

        "Pari Passu Debt" means any Indebtedness of the Issuer or any Guarantor that ranks equally in right of payment with the Notes or the Note Guarantee of such Guarantor, as applicable (without giving effect to collateral arrangements).

        "Permitted Business" means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the date of the indenture, including any gaming business and other business or activity that is incidental, related or complementary thereto, including without limitation any related hotel, hospitality, food, beverage, entertainment or transportation activities.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of the Issuer; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

          (5)   any Investment the payment of which consists of Equity Interests (other than Disqualified Stock) of the Issuer or proceeds from the sale of such Equity Interests; provided that such Equity Interests will not increase the amount available for Investments under clause (c) of the second paragraph under the covenant described in "Certain Covenants—Restricted Payments;'

          (6)   receivables owing to the Issuer or its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including without limitation credit extended to customers;

          (7)   any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

          (8)   Investments represented by Hedging Obligations;

          (9)   loans or advances to employees made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $600,000 at any one time outstanding;

          (10) repurchases of the Notes;

          (11) any guarantee of Indebtedness permitted to be incurred by the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" other than a guarantee of Indebtedness of an Affiliate of the Issuer that is not a Restricted Subsidiary of the Issuer;

          (12) any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

          (13) Investments acquired after the date of the indenture as a result of the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption "—Merger, Consolidation or Sale of Assets" after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

          (14) Investments resulting from the acquisition of a Restricted Subsidiary that was otherwise permitted by the indenture, which Investments were held by such Restricted Subsidiary at the time of such acquisition and were not acquired in contemplation of such acquisition;

          (15) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

          (16) Investments required by a Gaming Authority or made in lieu of payment of a tax or in consideration of a reduction in tax;

          (17) Investments in sales of Non-Core Land by the Issuer or any of its Restricted Subsidiaries in an amount not to exceed $10 million;

          (18) the Issuer's guarantee of the purchasers' obligations under the Circus Reno/Silver Legacy Purchase Agreement;

          (19) Investments in joint ventures formed for the purpose of developing hotels or other facilities that constitute Permitted Businesses that are adjacent to or ancillary to any casino or gaming facility owned by the Issuer or a Restricted Subsidiary of the Issuer in an amount not to exceed $5 million; and

          (20) Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding not to exceed the greater of (i) $35 million and (ii) 2.5% of Consolidated Tangible Assets.

        The amount of Investments outstanding at any time pursuant to clause (20) above shall be deemed to be reduced:

          (a)   upon the disposition or repayment of or return on any Investment made pursuant to clause (18) above, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

          (b)   upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (19) above.

        "Permitted Liens" means:

          (1)   Liens securing Permitted Debt incurred pursuant to and outstanding under clause (1) of the second paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (2)   Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (3)   Liens in favor of the Issuer or the Guarantors;

          (4)   Liens on property or assets (including Capital Stock) existing at the time of acquisition of the property or assets by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

          (5)   Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

          (6)   Liens to secure Indebtedness (including Capital Lease Obligations and FF&E Financing) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

          (7)   Liens existing on the date of the indenture;

          (8)   Liens for taxes, assessments or governmental charges, levies or claims that are not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (9)   Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' liens, in each case, incurred in the ordinary course of business;

          (10) survey exceptions, easements, encroachments, subdivisions or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (11) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

          (12) Liens to secure any Permitted Refinancing Indebtedness (and customary obligations related thereto); provided, however, that the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

          (13) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

          (14) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

          (15) bankers' Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

          (16) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

          (17) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person's obligations in respect of bankers' acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (18) grants of software and other technology licenses in the ordinary course of business;

          (19) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

          (20) other Liens incidental to the conduct of the business of the Issuer and its Subsidiaries or the ownership of their Properties which were not created in connection with the incurrence of Indebtedness and do not in the aggregate materially detract from the value of such Properties or materially impair the use thereof, including without limitation leases, subleases, licenses and sublicenses and Liens imposed pursuant to the Paid-Up Oil and Gas Leases;

          (21) Liens securing obligations to the trustee pursuant to the compensation and indemnity provisions of the indenture;

          (22) pledges or deposits made in connection with any letter of intent or purchase agreement;

          (23) Liens to secure Indebtedness permitted by clause (12) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (24) Liens securing Hedging Obligations that are incurred in the ordinary course of business (and not for speculative purposes);

          (25) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (26) Liens securing customary cash management obligations not otherwise prohibited by the indenture governing the Notes;

          (27) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the indenture governing the Notes;

          (28) Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness; and

          (29) Liens securing Indebtedness; provided, that the principal amount of such Indebtedness secured pursuant to this clause (29) together with all other Indebtedness then outstanding and incurred under this clause (29) does not to exceed the greater of (i) $30 million and (ii) 2.5% of Consolidated Tangible Assets.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

          (2)   other than in connection with a refinancing of the Notes (including any redemption or repurchase) that is financed with Indebtedness under a Credit Facility, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

          (3)   if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

          (4)   if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is unsecured, such Permitted Refinancing Indebtedness is unsecured.

provided, however, that, unless otherwise permitted by the indenture governing the Notes, Permitted Refinancing Indebtedness shall not include Indebtedness of the Issuer or any Restricted Subsidiary that refinances debt of a Subsidiary that is not a Guarantor.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principals" means (a) Donald L. Carano, Gene R. Carano, Gregg R. Carano, Gary L. Carano, Cindy L. Carano and Glenn T. Carano, (b) Raymond. J. Poncia, Cathy L. Poncia Vigen, Linda R. Poncia Ybarra, Michelle L. Poncia Saunton and Tammy R. Poncia, (c) their respective spouses, (d) their respective descendants and any member of their respective immediate families, including in each case stepchildren and family members by adoption, (e) their heirs at law and their estates and the beneficiaries thereof, (f) any charitable foundation created by any of them, and (g) any trust, corporation, limited liability company, partnership or other entity, the beneficiaries, stockholders, members, general partners, owners or Persons Beneficially Owning a majority of the interests of which consist of any one or more of the Persons referred to in the immediately preceding clauses (a) through (f).

        "Property" means, with respect to any Person, any interest of such Person in any land, property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

        "Qualifying Equity Interests" means Equity Interests of the Issuer other than Disqualified Stock.

        "Registration Rights Agreement" means the registration rights agreement among the Issuer, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

        "Related Party" means:

          (1)   any controlling stockholder, majority owned Subsidiary, or immediate family member, including, without limitation, present, former and future spouses, sons-in-law and daughters-in-law (in the case of an individual) of any Principal; or

          (2)   any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Retained Interest Agreement" means that certain Retained Interest Agreement, dated as of September 19, 2014, by and among the Issuer, Recreational Enterprises, Inc., Hotel-Casino Management, Inc., Eldorado Resorts LLC and ELLC described in this offering memorandum under the heading "Certain Relationships and Related Party Transactions" (as such agreement may be amended from time to time so long as such agreement, as amended, is not materially less favorable taken as a whole to the Issuer compared to such agreement as in existence on the date of the indenture).

        "SEC" means the U.S. Securities and Exchange Commission.

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Silver Legacy Joint Venture" means Circus and Eldorado Joint Venture LLC, a Nevada limited liability company.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Transaction Costs" mean all fees, expenses, premiums and other charges incurred in connection with and attributable to any existing or future financing, including without limitation the incurrence of or any refinancing of the Notes and the Credit Agreement, issuance or repayment of Indebtedness, issuance of Equity Interests, amendment or other modification of any debt instrument, acquisition, investment or disposition.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2018, provided, however, that if the period from the redemption date to August 1, 2018, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means (i) ELLC and (ii) any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt; and

          (2)   such Subsidiary does not own Capital Stock or Indebtedness of or hold any Lien on any Property of the Issuer or any Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary so designated.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        In this section we summarize certain U.S. federal income tax considerations relevant to the holders of the Existing Notes exchanging Existing Notes for Exchange Notes pursuant to the exchange offer. This summary is limited to holders who hold the Existing Notes as capital assets for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). This section does not address rules relating to securities held by special categories of holders, including partnerships, S corporations or other pass-through entities (or investors therein), financial institutions, certain insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, tax-exempt organizations, traders in securities that elect to mark-to-market, investors liable for the alternative minimum tax, U.S. expatriates, investors that hold notes as part of a straddle, hedging, constructive sale or conversion transaction, and U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. In addition, this section does not address any state, local or non-U.S. tax considerations and does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as the estate and gift tax, the Medicare tax on net investment income or the withholding taxes and reporting requirements imposed by Code sections 1471 through 1474).

        This summary is based upon the Code, regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the "IRS"), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

        This summary is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant with respect to the exchange of the Notes. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate and gift tax consequences to you of exchanging these securities, as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

        As used herein, the term "U.S. holder" means a beneficial owner of Notes (other than a partnership) that for U.S. federal income tax purposes is any of the following:

  •
  an individual citizen or resident of the U.S.;

  •
  a corporation or any other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under to be treated as a U.S. person.

        We refer to persons that are, for U.S. federal income tax purposes, neither "U.S. Holders" nor partnerships for U.S. federal income tax purposes as "non-U.S. Holders."

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes being exchanged in the exchange offer, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership exchanging the

Notes should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of exchanging Existing Notes for Exchange Notes pursuant to the exchange offer.

Exchange offer

        The exchange of Existing Notes for Exchange Notes will not constitute a taxable exchange for U.S. federal income tax purposes. As a result, (1) a U.S. holder or a non-U.S. Holder will not recognize any taxable gain or loss as a result of exchanging such holder's Existing Notes pursuant to the exchange offer; (2) the holding period of the Exchange Notes will include the holding period of the Existing Notes exchanged therefor; and (3) the adjusted tax basis of the Exchange Notes will be the same as the adjusted tax basis of the Existing Notes exchanged therefor immediately before such exchange.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange Notes. Any broker-dealer that resells exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Certain legal matters with respect to the Notes will be passed upon for the Company by Milbank, Tweed, Hadley & McCloy LLP, McDonald Carano Wilson LLP, Barnes & Thornburg LLP, Blank Rome LLP, Jackson Kelly PLLC and Phelps Dunbar LLP.

EXPERTS

        The consolidated financial statements of Eldorado Resorts, Inc. appearing in Eldorado Resorts Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Eldorado Resort Inc.'s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Circus and Eldorado Joint Venture, LLC at December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included in our Current Report on Form 8-K/A filed on January 14, 2016 and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Circus Circus Reno Hotel and Casino-Reno as of and for the year ended December 31, 2014, incorporated by reference in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in our Current Report on Form 8-K filed on November 24, 2015, as amended on January 14, 2016, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Eldorado Resorts, Inc.

OFFER TO EXCHANGE ANY AND ALL OUTSTANDING
7% SENIOR NOTES DUE 2023 (THE "EXISTING NOTES")
($375,000,000 IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

FOR

7% SENIOR NOTES DUE 2023 (THE "EXCHANGE NOTES")

AND

GUARANTEES OF THE EXCHANGE NOTES BY THE GUARANTORS NAMED HEREIN

PROSPECTUS

                        , 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

  Nevada Registrants—Eldorado Holdco LLC, Eldorado Resorts LLC, Eldorado Shreveport #1, LLC, Eldorado Shreveport #2, LLC, CCR Newco, LLC and Eldorado Limited Liability Company

        Section 86.371 of the Nevada Revised Statutes (the "NRS") provides that unless otherwise provided in the articles of organization or an agreement signed by the member or manager to be charged, no member or manager of any limited liability company is individually liable for the debts or liabilities of the company.

        NRS 86.411 provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

        NRS 86.421 provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        NRS 86.431 provides that to the extent that a manager, member, employee or agent of a limited-liability company has been successful in defense of any action, suit or proceeding described in the preceding two paragraphs, or in defense of any claim, issue or matter therein, the company must indemnify such person against expenses, including attorney's fees, actually and reasonably incurred by such person in connection with the defense. Any indemnification under the preceding two paragraphs, unless ordered by a court or advanced pursuant to the procedures of the paragraph below, may be made only as authorized in the specific case upon a determination that indemnification is proper in the circumstances in accordance with NRS 86.431(2).

        NRS 86.441 states that the articles of organization, the operating agreement or a separate agreement may provide that the limited liability company must pay the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified.

        NRS 86.451 provides that the indemnification or advancement of expenses discussed above (1) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person's official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 86.421 or for the advancement of expenses made pursuant to NRS 86.441, may not be made to or on behalf of any member or manager if a final adjudication establishes that the member's or the manager's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (2) continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

        NRS 86.461 permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of any current or former member, manager, employee or agent of the company, or any person who is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited-liability company, partnership, joint venture, trust or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify such a person against such liability and expenses.

        The Amended and Restated Operating Agreement of Holdco, dated as of September 19, 2014 and the Amended and Restated Operating Agreement of Resorts, dated as of September 19, 2014, each provide that Holdco or Resorts, as applicable, shall indemnify and hold harmless its respective sole member and its affiliates and their respective stockholders, members, managers, directors, officers, employees and agents from and against any loss, expense, damage or injury suffered or sustained by them, by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of Holdco or Resorts, as applicable, or in furtherance of the interests of Holdco or Resorts, as applicable,, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were not a result of fraud or willful misconduct by such indemnified party.

        The Operating Agreement of Eldorado Shreveport #1, LLC ("ES1"), dated as of September 16, 2004 and the Operating Agreement of Eldorado Shreveport #2, LLC ("ES2"), dated as of September 16, 2004, each provide that ES1 or ES2, as applicable, shall, to the fullest extent provided or allowed by law, indemnify, save harmless and pay all judgments and claims against the members or managers, and each of the applicable entity's members' or managers' agents, affiliates, heirs, legal representatives, successors and assigns from, against and in respect of any and all liability, loss, damage and expense incurred or sustained by the indemnified party in connection with the business of ES1 or ES2, as applicable,or by reason of any act performed or omitted to be performed in connection with the activities of ES1 or ES2, as applicable,or in dealing with third parties on behalf of ES1 or ES2, as applicable, including costs and attorneys' fees before and at trial and at all appellate levels, whether or not suit is instituted and any amounts expended in the settlement of any claims of liability, loss or damage, provided that the act or omission of the indemnified party does not constitute fraud or willful misconduct by such indemnified party. ES1 or ES2, as applicable, shall not pay for any insurance covering liability of the members or the managers or the applicable entity's members' or managers' agents, affiliates, heirs, legal representatives, successors and assigns for actions or omissions for which indemnification is not permitted thereunder, provided, however, that nothing contained therein shall preclude ES1 or ES2, as applicable, from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker's compensation, as would be customary for any person owning, managing and/or operating comparable property and engaged in a similar business or from naming the members or the managers and any of the applicable entity's members' or managers' agents, affiliates, heirs, legal representatives, successors or assigns or any indemnified party as additional insured parties thereunder.

        The Amended and Restated Operating Agreement of CCR Newco, LLC, dated as of December 7, 2015 and the Amended and Restated Operating Agreement of Eldorado Limited Liability Company, dated as of December 7, 2015, each provide that the applicable entity indemnifies and holds harmless to the fullest extent permitted by the NRS (a) each Member and each Affiliate of such Member, (b) each officer, manager and employee of the applicable company, (c) each stockholder, partner, member, director, manager, officer and employee of a Member or any Affiliate of such Member, and (d) each Person who was, at the time of the act or omission in question, a Person described in any of the preceding clauses (a) through (c).

  Delaware Registrant—MTR Gaming Group, Inc.

        Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

        Section 102(b)(7) of the DGCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        The Amended and Restated Bylaws of MTR Gaming provide for indemnification in the manner and to the fullest extent permitted by the DGCL of any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of MTR Gaming and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of MTR Gaming, or is or was serving at the request of MTR Gaming as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. MTR Gaming may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of MTR Gaming, or is or was serving at the request of MTR Gaming as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability which may be asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify or make advances to any other person for any expenses (including attorneys' fees), judgments, fines or other amounts to the fullest extent permitted by applicable law, nor shall they be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  Louisiana Registrant—Eldorado Casino Shreveport Joint Venture

        Under the laws of Louisiana, there is no statutory indemnification of officers or others persons affiliated with a general partnership.

        The Fifth Amended and Restated Joint Venture Agreement of Eldorado Casino Shreveport Joint Venture ("Shreveport JV"), dated as of July 22, 2005 provides for indemnification of each partner from and against any and all losses, claims, damages, liabilities, expenses, judgments, fines and other amounts paid in settlement, incurred or suffered by such partner, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of Shreveport JV and by reason of such partner's status with respect to Shreveport JV, regardless of whether such partner continues to be a partner at the time any such loss, claim, damage, liability or other expense is paid or incurred if, with respect to a claim for which such partner is seeking indemnification, (i) such partner acted in good faith and in a manner it reasonably believed to be in the best interests of Shreveport JV and, with respect to any criminal proceeding, had no reasonable cause to believe that its conduct was unlawful, (ii) such partner's conduct did not constitute gross negligence, willful misconduct or a material breach of the terms of the partnership agreement, and (iii) such partner's conduct did not constitute fraud or breach of its fiduciary duty, if any, to Shreveport JV.

  Pennsylvania Registrant—Presque Isle Downs, Inc.

        Section 1741 of the Pennsylvania Business Corporation Law (the "PBCL") grants Pennsylvania corporations, unless otherwise restricted by the corporation's bylaws, the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        In the context of derivative or corporate actions, Section 1742 of the PBCL grants Pennsylvania corporations, unless otherwise restricted in the corporation's bylaws, the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

        Section 1743 of the PBCL further provides that, to the extent that a representative of a Pennsylvania corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 of the PBCL (relating to third-party actions) or Section 1742 of the PBCL (relating to derivative and corporate actions) or in defense of any claim, issue or matter therein, such representative shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith. Under Section 1745 of the PBCL, expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this subchapter may be paid by a Pennsylvania corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized herein or otherwise. Under Section 1746 of the PBCL, the indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

        The bylaws of Presque Isle Downs provide for the indemnification to the fullest extent permitted by the PBCL of each current or former director and current or former officer of Presque Isle Downs who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that such person is or was a director or officer of Presque Isle Downs or is or was serving in any capacity at the request of or for the benefit of Presque Isle Downs as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, against all expense, liability and loss, including the right to have the expenses reasonably incurred by the indemnities in defending any proceeding paid by Presque Isle Downs in advance of the final disposition of the proceeding to the fullest extent permitted by the PBCL; provided that, if the PBCL continues so to require, the payment of such expenses incurred by the indemnities in advance of the final disposition of a proceeding shall be made only upon a delivery to Presque Isle Downs of an undertaking, by or on behalf of the indemnities, to repay all amounts so advanced without interest if it shall ultimately be determined that the indemnities is not entitled to be indemnified otherwise.

  West Virginia Registrant—Mountaineer Park, Inc.

        Chapter 31D, Article 8 of the West Virginia Code of 1931, as amended, permits indemnification of present or former officers or directors who are named or threatened to be named as parties to a legal action arising out of their activities as officers or directors under certain circumstances.

        The by-laws of Mountaineer Park, Inc. ("Mountaineer") provide that any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of Mountaineer, or of any corporation in which he served as such at the request of Mountaineer, shall be indemnified by Mountaineer against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

  Ohio Registrant—Scioto Downs, Inc.

        Section 1701.13(E)(1) of the Ohio General Corporation Law ("Ohio Law") authorizes Ohio corporations to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful.

        Section 1701.13(E)(2) of the Ohio Law further authorizes Ohio corporations to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court deems proper or in respect of any action or suit in which the only liability asserted against a director is for certain unlawful loans, dividends and distributions of assets.

        Section 1701.13(E)(3) of the Ohio Law requires Ohio corporations to indemnify a director, trustee, officer, employee, member, manager or agent to the extent such person has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against such person or in defense of any claim, issue or matter in such an action, suit or proceeding against expenses (including attorney's fees), actually and reasonably incurred by such person in connection with the action, suit or proceeding.

        With respect to the advancement of expenses, subject to two exceptions described below, Section 1701.13(E)(5)(a) of the Ohio Law provides that a director (but not an officer, employee or agent) is entitled to mandatory advancement of expenses (including attorney's fees) incurred in defending any action, suit or proceeding, including derivative actions, brought against the director, so long as the director agrees to reasonably cooperate with the corporation in the matter and agrees to repay the amount advanced if it is proven by clear and convincing evidence that the director's act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests. Such advancement of expenses is not required if the corporation's articles or regulations specifically opt out of Section 1701.13(E)(5)(a) or if the only liability asserted against a director is related to an alleged unlawful loan, dividend or distribution pursuant to Section 1701.95 of the Ohio Law. Section 1701.13(E)(5)(b) of the Ohio Law authorizes Ohio corporations to advance expenses (including attorney's fees) to a director, trustee, officer, employee, member, manager or agent in defending any action, suit or proceeding brought against such person, if authorized by the directors of the Ohio corporation and upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager or agent to repay such amount, if it ultimately is determined that such person is not entitled to be indemnified by the corporation.

        The bylaws of Scioto Downs, Inc. ("Scioto Downs") provide that each director, officer and member of a committee of Scioto Downs and any person who may have served at the request of Scioto Downs as a director, officer or member of a committee of any other corporation in which Scioto Downs is a creditor, his heirs, executors and administrators, shall be indemnified by Scioto Downs against all costs and expenses reasonably incurred by him concerning, or in connection with, the defense of any claim asserted or suit or proceeding brought against him by reason of his conduct or actions as a director, officer or member of a committee of Scioto Downs, or a director, officer or member of a committee of such other corporation, whether or not he continues to be a director, officer or member of a committee at the time of incurring such costs or expenses, except costs and expenses incurred in relation to matters as to which such director, officer or member of a committee shall have been willfully derelict in the performance of his duty as such director, officer or member of a committee.

  Other

        To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the U.S. Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Item 21.    Exhibits and Financial Statement Schedules

        The attached exhibit index is incorporated by reference herein.

Item 22.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

          (5)   that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 promulgated by the SEC, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on January 14, 2016.

ELDORADO RESORTS, INC.
By:	/s/ GARY L. CARANO Gary L. Carano, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Gary L. Carano, Thomas R. Reeg and Anthony L. Carano, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 14, 2016 by the following persons in the capacities indicated.

Signature	Title

/s/ GARY L. CARANO Gary L. Carano	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ ROBERT M. JONES Robert M. Jones	Chief Financial Officer (Principal Financial Officer)
/s/ STEPHANIE LEPORI Stephanie Lepori	Chief Accounting Officer (Principal Accounting Officer)
/s/ THOMAS R. REEG Thomas R. Reeg	President and Director

Signature	Title

/s/ FRANK J. FAHRENKOPF JR. Frank J. Fahrenkopf Jr.	Director
/s/ JAMES B. HAWKINS James B. Hawkins	Director
/s/ MICHAEL E. PEGRAM Michael E. Pegram	Director
/s/ DAVID P. TOMICK David P. Tomick	Director
/s/ ROGER P. WAGNER Roger P. Wagner	Director

 GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on January 14, 2016.

ELDORADO HOLDCO LLC
By:	Eldorado Resorts, Inc.
Its:	Sole and Managing Member
By:	/s/ GARY L. CARANO Gary L. Carano, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Gary L. Carano, Thomas R. Reeg and Anthony L. Carano, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 14, 2016 by the following persons in the capacities indicated.

	Signature		Title

	Eldorado Resorts, Inc.		Sole and Managing Member**
By:	/s/ GARY L. CARANO
	Name:	Gary L. Carano
	Title:	Chief Executive Officer and Chairman of the Board

**
Registrant has no directors or managers

Signature	Title

/s/ GARY L. CARANO Gary L. Carano	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ ROBERT M. JONES Robert M. Jones	Chief Financial Officer (Principal Financial Officer)
/s/ STEPHANIE LEPORI Stephanie Lepori	Chief Accounting Officer (Principal Accounting Officer)
/s/ THOMAS R. REEG Thomas R. Reeg	President and Director
/s/ FRANK J. FAHRENKOPF JR. Frank J. Fahrenkopf Jr.	Director
/s/ JAMES B. HAWKINS James B. Hawkins	Director
/s/ MICHAEL E. PEGRAM Michael E. Pegram	Director
/s/ DAVID P. TOMICK David P. Tomick	Director
/s/ ROGER P. WAGNER Roger P. Wagner	Director

GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on January 14, 2016.

ELDORADO RESORTS LLC
By:	Eldorado Holdco LLC
Its:	Sole and Managing Member
By:	Eldorado Resorts, Inc.
Its:	Sole and Managing Member
By:	/s/ GARY L. CARANO Gary L. Carano, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Gary L. Carano, Thomas R. Reeg and Anthony L. Carano, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 14, 2016 by the following persons in the capacities indicated.

Signature			Title

	Eldorado Holdco LLC		Sole and Managing Member**
By:	Eldorado Resorts, Inc. its Sole and Managing Member
By:	/s/ GARY L. CARANO
	Name:	Gary L. Carano
	Title:	Chief Executive Officer and Chairman of the Board

**
Registrant has no directors or managers

Signature	Title

/s/ GARY L. CARANO Gary L. Carano	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ ROBERT M. JONES Robert M. Jones	Chief Financial Officer (Principal Financial Officer)
/s/ STEPHANIE LEPORI Stephanie Lepori	Chief Accounting Officer (Principal Accounting Officer)
/s/ THOMAS R. REEG Thomas R. Reeg	President and Director
/s/ FRANK J. FAHRENKOPF JR. Frank J. Fahrenkopf Jr.	Director
/s/ JAMES B. HAWKINS James B. Hawkins	Director
/s/ MICHAEL E. PEGRAM Michael E. Pegram	Director
/s/ DAVID P. TOMICK David P. Tomick	Director
/s/ ROGER P. WAGNER Roger P. Wagner	Director

GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on January 14, 2016.

ELDORADO SHREVEPORT #1, LLC ELDORADO SHREVEPORT #2, LLC
By:	/s/ GARY L. CARANO Gary L. Carano Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Gary L. Carano, Thomas R. Reeg and Anthony L. Carano, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 14, 2016 by the following persons in the capacities indicated.

Signature	Title

/s/ GARY L. CARANO Gary L. Carano	Manager
/s/ ROBERT M. JONES Robert M. Jones	Chief Financial Officer

 GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on January 14, 2016.

ELDORADO CASINO SHREVEPORT JOINT VENTURE
By: Eldorado Shreveport #1, LLC Its: Managing Partner
By:	/s/ GARY L. CARANO Gary L. Carano Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Gary L. Carano, Thomas R. Reeg and Anthony L. Carano, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 14, 2016 by the following persons in the capacities indicated.

	Signature		Title

	Eldorado Shreveport #1, LLC		Managing Partner**
By:	/s/ GARY L. CARANO
	Name:	Gary L. Carano
	Title:	Manager

**
Registrant has no directors or managers

Signature	Title

/s/ GARY L. CARANO Gary L. Carano	Manager
/s/ ROBERT M. JONES Robert M. Jones	Chief Financial Officer (Principal Financial and Accounting Officer)

GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on January 14, 2016.

MTR GAMING GROUP, INC. MOUNTAINEER PARK, INC. PRESQUE ISLE DOWNS, INC. SCIOTO DOWNS, INC.
By:	/s/ THOMAS R. REEG Thomas R. Reeg President and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Gary L. Carano, Thomas R. Reeg and Anthony L. Carano, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 14, 2016 by the following persons in the capacities indicated.

Signature	Title

/s/ GARY L. CARANO Gary L. Carano	Director
/s/ THOMAS R. REEG Thomas R. Reeg	President and Director

 GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on January 14, 2016.

CCR NEWCO, LLC
By:	CC-RENO LLC
Its:	Sole and Managing Member
By:	Eldorado Resorts, Inc.
Its:	Sole and Managing Member
By:	/s/ GARY L. CARANO Gary L. Carano Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Gary L. Carano, Thomas R. Reeg and Anthony L. Carano, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 14, 2016 by the following persons in the capacities indicated.

Signature			Title

	CC-RENO LLC		Sole and Managing Member**
By:	Eldorado Resorts, Inc. its Sole and Managing Member
By:	/s/ GARY L. CARANO
	Name:	Gary L. Carano
	Title:	Chief Executive Officer and Chairman of the Board

**
Registrant has no directors or managers

Signature	Title

/s/ GARY L. CARANO Gary L. Carano	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ ROBERT M. JONES Robert M. Jones	Chief Financial Officer (Principal Financial Officer)
/s/ STEPHANIE LEPORI Stephanie Lepori	Chief Accounting Officer (Principal Accounting Officer)
/s/ THOMAS R. REEG Thomas R. Reeg	President and Director
/s/ FRANK J. FAHRENKOPF JR. Frank J. Fahrenkopf Jr.	Director
/s/ JAMES B. HAWKINS James B. Hawkins	Director
/s/ MICHAEL E. PEGRAM Michael E. Pegram	Director
/s/ DAVID P. TOMICK David P. Tomick	Director
/s/ ROGER P. WAGNER Roger P. Wagner	Director

GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on January 14, 2016.

ELDORADO LIMITED LIABILITY COMPANY
By:	Eldorado Resorts LLC
Its:	Sole and Managing Member
By:	Eldorado Holdco LLC
Its:	Sole and Managing Member
By:	Eldorado Resorts, Inc.
Its:	Sole and Managing Member
By:	/s/ GARY L. CARANO Gary L. Carano Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Gary L. Carano, Thomas R. Reeg and Anthony L. Carano, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 14, 2016 by the following persons in the capacities indicated.

Signature			Title

	Eldorado Resorts LLC		Sole and Managing Member**
By:	Eldorado Holdco LLC its Sole and Managing Member
By:	Eldorado Resorts, Inc. its Sole and Managing Member
By:	/s/ GARY L. CARANO
	Name:	Gary L. Carano
	Title:	Chief Executive Officer and Chairman of the Board

**
Registrant has no directors or managers

Signature	Title

/s/ GARY L. CARANO Gary L. Carano	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ ROBERT M. JONES Robert M. Jones	Chief Financial Officer (Principal Financial Officer)
/s/ STEPHANIE LEPORI Stephanie Lepori	Chief Accounting Officer (Principal Accounting Officer)
/s/ THOMAS R. REEG Thomas R. Reeg	President and Director
/s/ FRANK J. FAHRENKOPF JR. Frank J. Fahrenkopf Jr.	Director
/s/ JAMES B. HAWKINS James B. Hawkins	Director
/s/ MICHAEL E. PEGRAM Michael E. Pegram	Director
/s/ DAVID P. TOMICK David P. Tomick	Director
/s/ ROGER P. WAGNER Roger P. Wagner	Director

Exhibit Index

Exhibit no.		Item title
2.1		Agreement and Plan of Merger, dated as of September 9, 2013, by and between MTR Gaming Group, Inc., Eclair Holdings Company, Ridgeline Acquisition Corp., Eclair Acquisition Company, LLC, Eldorado HoldCo LLC, and Thomas Reeg, Robert Jones, and Gary Carano, as the Member Representative (the schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K) (incorporated by reference to the Current Report of MTR Gaming Group, Inc. on Form 8-K filed on September 11, 2013).

2.2		Amendment No. 1 to Agreement and Plan of Merger, dated November 18, 2013, by and between MTR Gaming Group, Inc., Eclair Holdings Company, Ridgeline Acquisition Corp., Eclair Acquisition Company, LLC, and Eldorado HoldCo LLC (incorporated by reference to the Current Report of MTR Gaming Group, Inc. on Form 8-K filed on November 19, 2013).

2.3		Amendment No. 2 to Agreement and Plan of Merger, dated February 13, 2014, by and between MTR Gaming Group, Inc., Eclair Holdings Company, Ridgeline Acquisition Corp., Eclair Acquisition Company, LLC, and Eldorado HoldCo LLC (incorporated by reference to the Current Report of MTR Gaming Group, Inc. on Form 8-K filed on February 13, 2014).

2.4		Amendment No. 3 to Agreement and Plan of Merger, dated May 13, 2014, by and among MTR Gaming Group, Inc., Eclair Holdings Company, Ridgeline Acquisition Corp., Eclair Acquisition Company, LLC, and Eldorado Holdco LLC (incorporated by reference to the Current Report of MTR Gaming Group, Inc. on Form 8-K filed on May 13, 2014).

4.1		Indenture (including form of 7% of Senior Note due 2023), dated as of July 23, 2015, by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee (incorporated by reference to our Current Report on Form 8-K filed on July 23, 2015).

4.2	*	First Supplemental Indenture dated as of December 16, 2015, by and among Eldorado Resorts, Inc., CCR Newco, LLC, Eldorado Limited Liability Company and U.S. Bank National Association, as Trustee

5.1	*	Opinion of McDonald Carano Wilson LLP.

5.2	*	Opinion of Milbank Tweed Hadley & McCloy LLP

5.3	*	Opinion of Barnes & Thornburg LLP

5.4	*	Opinion of Blank Rome LLP

5.5	*	Opinion of Jackson Kelly PLLC

5.6	*	Opinion of Phelps Dunbar LLP

12.1	*	Statement Regarding the Computation of Ratio of Earnings (Loss) to Fixed Charges for the Period from January 1, 2015 through September 30, 2015, and the Years Ended December 31, 2014, 2013 and 2012.

23.1	*	Consent of Ernst & Young LLP

23.2	*	Consent of Ernst & Young LLP

23.3	*	Consent of Deloitte & Touche LLP

23.4	*	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1).

Exhibit no.		Item title
23.5	*	Consent of Milbank Tweed Hadley & McCloy LLP (included in Exhibit 5.2).

23.6	*	Consent of Barnes & Thornburg LLP (included in Exhibit 5.3).

23.7	*	Consent of Blank Rome LLP (included in Exhibit 5.4).

23.8	*	Consent of Jackson Kelly PLLC (included in Exhibit 5.5).

23.9	*	Consent of Phelps Dunbar LLP (included in Exhibit 5.6).

24.1	*	Powers of Attorney (included on signature page hereto).

25.1	*	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association (Form T-1)

99.1	*	Form of Letter of Transmittal

*
Filed herewith